AMENDMENT NO. 2 TO FORM SB-2




             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                          ALLIANCE RECOVERY CORPORATION
                  Name of small business issuer in its charter)

       Delaware                                 4911                              30-0077338
(State or jurisdiction of            (Primary Standard Industrial                I.R.S. Employer
 incorporation or organization)       Classification Code Number)               Identification No.)

                           #390-1285 N. Telegraph Road
                           Monroe, Michigan 48162-3368
                                 (519) 671-0417
          (Address, including zip code, and telephone number, including area code,
                  of registrant's principal executive offices)


                        Peter Vaisler, CEO and President
                           #390-1285 N. Telegraph Road
                           Monroe, Michigan 48162-3368
                                 (519) 671-0417
            (Name, address and telephone number of agent for service)


                          Copies of communications to:

                             RICHARD I. ANSLOW, ESQ.
                              ANSLOW & JACLIN, LLP
                          195 ROUTE 9 SOUTH, SUITE 204
                           MANALAPAN, NEW JERSEY 07726
                          TELEPHONE NO.: (732) 409-1212
                          FACSIMILE NO.: (732) 577-1188

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to rule 434 check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


                 Tile of each                                      Proposed            Proposed
              class of securities                Amount to     maximum offering    maximum aggregate     Amount of
               to be registered                be registered   price per share      offering price     registration fee

Common Stock, par value, $0.01 per share (1)     4,169,156          $0.50             $2,084,578       $245.35
Common Stock, par value, $0.01 per share (2)     2,436,502          $0.50             $1,218,251       $143.39
Common Stock, par value, $0.01 per share (3)       100,000          $5.00             $  500,000       $ 58.85
Common Stock, par value, $0.01 per share (4)       100,000          $7.50             $  750,000       $ 88.28
--------------------------------------------------------------------------------------------------------------
Total                                            6,805,858                            $4,552,829       $535.87


(1) Represents Selling Security Holders shares being sold to the public. The price of $.50 per share is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) of the Securities Act and is based on the share price paid by the Selling Security Holders for the purchase of the shares.

(2) Represents shares of common stock issuable in connection with the conversion of warrants to be issued to all of the Selling Security Holders except Mirador Consulting, Inc. The price of $0.50 is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457 (c) of the Securities Act and is based on the exercise price of the warrants.


(3) Represents shares of common stock issuable in connection with the conversion of 100,000 warrants issued to Mirador Consulting, Inc. The price of $5.00 is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457 (c) of the Securities Act and is based on the exercise price of the warrants.

(4) Represents shares of common stock issuable in connection with the conversion of 100,000 warrants issued to Mirador Consulting, Inc. The price of $7.50 is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457 (c) of the Securities Act and is based on the exercise price of the warrants.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED            , 2005

                          ALLIANCE RECOVERY CORPORATION


                        6,805,658 SHARES OF COMMON STOCK


We are registering 6,805,658 shares of our common stock as follows: (i) our selling security holders are offering to sell 4,169,156 shares of our common stock and; (ii) 2,636,502 shares of our common stock issuable in connection with the conversion of our warrants.



THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 5.

NEITHER THE SECURITES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


THE COMPANY DOES NOT BELIEVE THAT IT IS A BLANK CHECK COMPANY AS THAT TERM IS DEFINED IN RULE 419 OF REGULATION C UNDER THE RULES OF THE SECURITIES ACT OF 1933.

There is presently no public market for our shares of common stock and they are not traded on any stock exchange. After this registration statement is declared effective, we intend to have a registered broker-dealer submit an application for a quotation of our shares of common stock on the OTC Bulletin Board.


The selling stockholders will sell their common stock at the price of $.50 per share until our shares of common stock are quoted on the OTC Bulletin Board (or any other recognized exchange). Thereafter, the selling stockholders may sell their shares at prevailing market prices or privately negotiated prices. Based on this, the purchasers in this offering may be receiving an illiquid security.



The date of this prospectus is       , 2005


The selling stockholders may sell the stock from time to time at the prevailing market price or in negotiable transactions.

We will receive no proceeds from the sale of the shares by the selling stockholders. However, we will receive proceeds from the exercise of the 2,636,502 outstanding warrants.

                                TABLE OF CONTENTS

ABOUT US............................................................5

RISK FACTORS........................................................6

USE OF PROCEEDS....................................................10

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS...........11

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OR OPERATION..........13

BUSINESS...........................................................18

LEGAL PROCEEDINGS..................................................30

MANAGEMENT.........................................................30

PRINCIPAL STOCKHOLDERS.............................................33

SELLING STOCKHOLDERS...............................................34

PLAN OF DISTRIBUTION...............................................40

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.....................41

DESCRIPTION OF SECURITIES..........................................41

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE......... ......................42

TRANSFER AGENT.....................................................42

EXPERTS............................................................42

LEGAL MATTERS......................................................42

FINANCIALS.........................................................F-1

RECENT SALES OF UNREGISTERED SECURITIES............................

                               SUMMARY INFORMATION


                     HOW WE ARE ORGANIZED AND OUR OPERATIONS

Alliance Recovery Corporation is a development stage company. We intend to engage in the business of producing electrical energy from waste and then selling it to industries such as utilities. While reducing rubber waste into fuel oil for electrical energy generation, we will also produce the required process fuel and marketable by-products derived from the thermal process. These by-products include carbon black, steel, and steam and/or hot water.


We currently have no business operations. We intend, through future wholly-owned subsidiaries, to build processing plants in various large urban centers of the United States. We intend to operate strategically positioned manufacturing process units ("ARC Units") in selected states of the United States. ARC Units are based upon several existing manufacturing processes integrated into a single production facility. Prior to the waste to energy process, an initial volume reduction system is designed to compact approximately 3,000 pounds of rubber waste into 4' x 4' x 8' ecoblocks for convenient and safe storage. The waste to energy conversion process reduces waste rubber using a thermal process to produce fuel oil to power large reciprocating engines driving alternators generating electrical energy for sale to adjacent users or into local power grids. Scrap tires will be the main rubber waste, which when reduced to oil, provides the fuel for the production of energy and gases to power the ARC unit.


We will receive tipping fees in exchange for providing a point of final disposition for rubber waste. In addition to process fuel gases generated in the conversion reaction, the ARC Unit also has the ability to recover other residual by-products from the rubber to oil thermal conversion process. Carbon black and steel are recovered in marketable qualities and quantities. Steam and/or hot water, produced during the thermal conversion process are also marketable recovered by-products. The ARC Unit was developed by our founder, Peter Vaisler, a team of third-party consulting engineers and scientists, as well as individuals with specific business and process and equipment operations knowledge acquired from hands on operating experience with the various system components. The ARC Unit is an integration of existing process technology currently in use as stand alone manufacturing processes.

We have identified a number of potential sites for the construction of our first installation.


Our auditors have issued us a going concern opinion.

Two of our officers and directors, David Williams and Peter Vaisler, own the majority of our shares allowing them to control all of our actions.

We believe that we are not a blank check company as that term is defined in Rule 419 of Regulation C under the Rules of the Securities Act of 1933. We do not have any intention of merging with another company or allowing ourselves to be acquired by another company, or to act as a blank check company as defined in Regulation C.


                              WHERE YOU CAN FIND US

We are located at #390-1285 N. Telegraph Road, Monroe, Michigan 48162-3368. Our telephone number is (519) 671-0417 and our fax number is (519) 473-6507.

                            SECURITIES OFFERED BY US


We are not offering any securities. All shares being registered are for our selling security holders. There is presently no public market for our shares of common stock and they are not traded on any stock exchange. After this registration statement is declared effective, we intend to have a registered broker-dealer submit an application for a quotation of our shares of common stock on the OTC Bulletin Board. Prior to such time, our share will be illiquid. 400,000 shares of our common stock being registered in this offering are owned by an entity controlled by David Williams, one of our directors.

                                  RISK FACTORS

An investment in our common stock is highly speculative and involves a high degree of risk. Therefore, you should consider all of the risk factors discussed below, as well as the other information contained in this document. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

OUR INDEPENDENT AUDITOR HAS ISSUED A GOING CONCERN OPINION WHICH RAISES DOUBTS ABOUT OUR ABILITY TO CONTINUE AS A VIABLE ENTITY

Our independent auditor has expressed substantial doubt about our ability to continue as a going concern. The notes to our financial statements include an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. Among the reasons cited in the notes as raising substantial doubt as to our ability to continue as a going concern are the following: we are a development stage company with no operations, a stockholders' deficiency of $253,297, a working capital deficiency of $262,508 and cash used in operations from inception of $861,240. Our ability to continue as a going concern is dependent on our ability to further implement our business plan, raise additional capital and generate revenues. These conditions raise substantial doubt about our ability to continue as a going concern.

We have a history of operating losses, limited funds and may continue to incur operating losses. If these continue, we may ultimately be required to seek protection from creditors under applicable bankruptcy laws.

WE CAN LOSE THE RIGHT TO USE THE TECHNOLOGY THAT IS A VITAL PART OF OUR BUSINESS PLAN SINCE WE ONLY HAVE THE RIGHT TO USE THIS TECHNOLOGY PURSUANT TO OUR EMPLOYMENT AGREEMENT WITH PETER VAISLER, OUR CEO, PRESIDENT AND DIRECTOR

There is certain technology that we need to use to be able to carry out our business plan. This technology is owned by Peter Vaisler, our CEO, President and director. He licenses the technology to us pursuant to the employment agreement we have with him. If Mr. Vaisler's employment agreement is terminated, we may lose the right to use the technology. This will prevent us from carrying out our business plan. However, if the employment agreement is terminated, we have the right to license the technology for a onetime fee equal to the current replacement value of the technology determined by an engineer's opinion acceptable to us and Mr. Vaisler.

THERE IS PRESENTLY NO PUBLIC TRADING MARKET FOR OUR SECURITIES AND THIS CAN AFFECT THE RESALE OF YOUR SHARES

There has been no public or private market for our common stock, and there can be no assurance that any such market will develop in the foreseeable future. After this registration statement is declared effective, we intend to apply have a registered broker-dealer file an application for a quotation of our shares of common stock on the OTC Bulletin Board. There is no assurance that such application will be approved. Therefore, there is no assurance that the shares can be resold.


SINCE OUR OFFERING PRICE WAS ARBITRARILY DETERMINED, YOU MAY PURCHASE SHARES OF OUR COMMON STOCK AT A PRICE THAT IS MUCH HIGHER THAN YOUR PURCHASE PRICE

Since the offering price was arbitrarily determined and has no relation to our assets, earnings, book value or other criteria of value, there is no assurance of the stock price of our shares of common stock, if, and when, it gets approved for a quotation on the OTC Bulletin Board. Therefore, you may purchase shares from selling security holders at a price that will be much higher than you subsequently sell such shares of our common stock.

WE HAVE A LIMITED OPERATING HISTORY, HAVE NO OPERATIONS OR REVENUES TO DATE AND BASED ON THIS THERE IS NO ASSURANCE THAT WE WILL BECOME A SUCCESSFUL BUSINESS.

We are a development stage company with no operations or revenues to date. We intend to utilize both design/build and turn-key equipment contracts, operation and maintenance contactors to operate various components of our first installation and will assemble a management and operations team familiar with the plant's process system. However, our likelihood of success must be considered in light of all of the risks, expenses and delays inherent in establishing a new business, including, but not limited to, unforeseen expenses, complications and delays, established competitors and other factors. The services of seasoned contracted operators and experienced key management professionals, is no assurance that we will ever achieve profitable operations.

Since we presently do not have any business operations, we will not need financing until we raise $20M and commence operations of our facility. In the interim, our present shareholders and management have indicated a willingness to provide short term financing.


WE ARE DEPENDENT ON KEY EMPLOYEES, ENGINEERS, CONSULTANTS AND CONTRACTORS AND THE LOSE OF ANY OF THEM OR THEIR INABILITY TO COMPLETE THE PROJECT CAN LEAD TO OUR DEMISE

Our success is materially dependent upon the expertise and experience of our executives and certain consultants. A corporate team of highly qualified project managers, engineers, and experienced executives, familiar with the successful commercialization of leading edge technologies, has been responsible for our efforts to date. Key management positions have been identified and we continue to have discussions with qualified candidates until such time as the entire project capitalization has been completed. These individuals may leave their current employment upon completion of our capitalization and may join us as executives. However, there is no guarantee that the project capitalization will be completed and similarly, if completed there is no guarantee that we will be able to attract the appropriate management team in a timely manner.

The process system technology was designed and is being enhanced by our founder and certain engineering consultants. This group includes Peter Vaisler, our President and CEO; and Resource International Ltd., a Virginia-based engineering firm that will be responsible for our overall project management, equipment installation, site engineering, permit approvals, construction surveillance, system design, sourcing and fabrication, mechanical and structural installation, and operator training. The overall project will be managed by Resource International Ltd. However, qualified and specialized sub-contractors will be utilized by Resource International Ltd. for specific tasks. As an example, Resource International Ltd. will utilize the services of a sub-contractor for heat recovery design, and boiler systems fabrication selection and steam/hot water energy systems. The ultimate engineering group has many years of experience in process engineering and controls, energy production and waste to energy, manufacturing, and thermal manufacturing and disposal technology, but could be unsuccessful in completing the first installation. There is no assurance that their combined expertise which includes waste disposal, waste handling, incineration, thermal reduction, electrical generation and carbon black manufacturing will allow the project to be completed.

Our success is also materially dependent upon the experience and expertise of Peter Vaisler, our President, CEO and a Director, and his ability to attract executives upon completion of our overall capital financing. There is no guarantee that this financing will occur. We have entered into a five-year employment agreement (effective upon approval of this SB-2 Registration Statement) with Mr. Vaisler, which includes non-compete provisions and requires his full time, attention and devotion toward our business objectives. The loss of the services of any of our key personnel or consultants would likely have a material adverse effect on our business. For a one-time fee, we have the option to enter into a license agreement with Mr. Vaisler for the continued use of the technology if and when he ceases to be employed by us.

IF WE ARE UNABLE TO PROCURE NEEDED PERMITS, THE PROJECT WILL NOT BE COMPLETED AND WE WILL, MOST LIKELY, CEASE OPERATIONS.

Resource International Ltd. has worked with our founder, Peter Vaisler in order to develop our technology. Resource International Ltd. will work with us to secure any permits required in connection with the construction and operation of our facilities. We believe that any emissions produced by our facilities will be within EPA standards and therefore do not anticipate difficulty in obtaining state or local permits and are not aware of any federal environmental permitting requirements. However, there is no assurance that we will be able to meet all permitting requirements in our target markets in the United States or in foreign jurisdictions. In addition, existing EPA guidelines and other environmental regulations could be revised, making it difficult or impossible for us to meet the any such new requirements. If we are unable to acquire all necessary permits, we would be unable to start our business and would be forced to seek permits elsewhere which could critically delay or cancel the overall project. This could cause us to cease our operations.

UNIQUE RISKS OF OUR BUSINESS

IF WE DO NOT PROCESS WASTE, OUR REVENUES WILL NOT BE SIGNIFICANT AND NEGATIVELY IMPACT OUR OPERATIONS AND FUTURE EXPANSION

There may not be a sufficient volume of waste rubber generated in vicinity of our first showcase facility, at a site to be determined to make our operations cost efficient. Furthermore, we may not be able to encourage tire jockeys, truckers and waste operators servicing these areas to utilize our first facility an facility as an alternative to trucking the waste to disposal sites positioned away from urban cities or to out of state disposal sites. Our targeted marketing/education program may not be successful in getting those operators in the disposal chain to be "environmentally responsible" by utilizing an urban or regionally based point of final disposition instead of trucking the waste to another jurisdiction, possibly even out of state. Also, tire and rubber goods manufacturers may develop products that will not wear out or have an extended life thereby reducing the volume of rubber waste generated annually requiring disposal. If any of the above occurs, we will not have sufficient revenues. This will have a negative impact on our business and can deter our future expansion.

POSSIBLE CHANGES IN ENVIRONMENTAL REGULATIONS CAN MAKE IT DIFFICULT AND COSTLY TO COMPLY WITH AND CAUSE US TO CHANGE OUR BUSINESS PLAN AND RESULT IN A REDUCTION OF REVENUES

Unforeseen changes in environmental regulations could make it difficult, or even impossible for management and their engineering team to amend existing environmental permits or to reapply for new permits. Changes in Federal or State laws could make it difficult or impossible to comply with emission, storage, operation and transportation regulations. This can result in a change to our business plan if we can not obtain certain amendments to permits or such changes cause us to expend more resources than expected. In addition, this will most likely lead to a reduction in revenues.

In addition, changes in government policies affecting storage, handling and processing of scrap tires, rubber waste and air quality standards could have a material adverse effect on us.

A CHANGE IN MARKET OR ECONOMIC CONDITIONS CAN RESULT IN LOSING THE MARKET FOR ELECTRICAL ENERGY THAT WE INTEND TO PRODUCE RESULTING IN A CESSATION OF OUR BUSINESS

There may not be a market for the electrical energy generated as a result of a change in market or economic conditions, and implementation of a new form of energy production technology and/or materials. Also, there may not be a market for the by-products we intend to produce, including carbon black, steel and steam and/or hot water. Poor economic conditions and/or high fuel costs could cause disruptions in transportation and/or labor disputes in a declining or inflationary economy and could make it impossible to obtain waste rubber for conversion to fuel oil. However, an inflationary economy could actually benefit us as increased energy prices would increase revenues from both electricity and carbon black sales. The facility may never be able to acquire a sufficient inventory as a result of any or a combination of the aforementioned and result in the cessation of our business.

SEVERAL FACTORS COULD RESULT IN OUR FACILITY NOT OPERATING PROPERLY AND LEAD TO OUR DEMISE

Although management believes that similar process furnaces are operating at numerous locations around the world, the oil conversion furnace and all ancillary equipment normally associated with thermal reactions may not function properly and neither the fabricator/suppliers nor management or their engineering team may be able to correct the deficiency. Employees could sabotage the processing equipment causing a business interruption causing the facility to not make sufficient product or energy to meet its financial projection. We expect to enter into a contractual arrangement with a third-party operator for the production and sale of the electrical energy to be produced. The contract may never be completed. All of the above factors could result in our demise.

WE MAY NOT BE ABLE TO SUCCESSFULLY DEVELOP A MARKET FOR OUR PRODUCTS WHICH WILL CAUSE US TO FAIL TO MEET PROJECTED REVENUES

We intend to sell electricity to local utilities. The contracted electrical utility company responsible for electrical energy generation and sales may not be able to develop sufficient market share for electrical energy. Similarly, management and our consultants may not successfully develop a market for carbon black, scrap steel or other residual products we could generate, and as a result may not achieve projected revenues. The failure to reach certain financial performance levels could negatively impact our financial viability and could make it difficult for us to expand operations into additional U.S. urban cities.

IF WE DO NOT ATTRACT CERTAIN MARKETING, OPERATIONS AND ENGINEERING STAFF, WE WILL HAVE DIFFICULTY IN MANAGING OUR FIRST FACILITY. THIS CAN RESULT IN A DELAY OF STARTING UP THE FACILITY AND/OR A REDUCTION OF REVENUES BASED ON LOWER OUTPUT RATES

Although key operations positions are contracted out, we may not be able to attract marketing, operations, and engineering staff with sufficient acumen and abilities to successfully manage our first facility. Training deficiencies could cause the facility to operate at lower output rates, which would negatively impact our financial performance. Similarly, the start-up period of the facility could be extended as a result of fabricators and/or contractors correcting technical deficiencies. Although delivery and performance guarantees will be provided by fabricators and/or contractors, a business failure by any of these entities could delay the start-up of the installation, while financial and other guarantees, notices and cure periods are implemented with respect to completing the installation and start-up of the facility.

THE FAILURE OF REGULATORY APPROVAL BY GOVERNMENT AGENCIES FOR OUR FUTURE SITES WILL RESULT IN A DELAY ON REALIZING A RETURN ON OUR INVESTMENT

The selection of future sites and the development and operation of our installations are subject to regulatory approval by governmental agencies. While the fact that our engineering consultants at Resource International have pre-qualified 12 sites from an environmental approval perspective, each site may be subject to local and state regulations concerning storage, processing and handling of rubber waste including scrap tires and air quality standards. Additionally, there can be no assurance that we will be able to locate and lease or purchase a sufficient number of suitable sites within the expansion area or that difficulties will not be encountered by us or third parties in their efforts to secure necessary approvals which could delay us from realizing a return on our investment.

WE WILL NEED TO RAISE FUNDS TO DEVELOP ADDITIONAL INSTALLATION OF FACILITIES AND THERE IS NO ASSURANCE WE WILL RAISE SUCH FUNDS

We will also be dependent on our ability to raise funds to develop additional installation through private placements or other sources. We have no plans, at this time, to secure solid waste disposal bond funds. There can be no assurance that in the case of solid waste disposal bond funds that provide tax incentives to promote the availability of solid waste disposal bonds will continue. The ability to raise additional funds will be determined by the operational success of the first installation to be built upon a yet to be determined site. Thus, there can be no assurance that we will be successful in obtaining financing.

OTHER ENERGY COMPANIES AND DISPOSAL COMPANIES WITH MORE EXPERIENCE MAY COMPETE WITH US CAUSING A DECREASE IN THE MARKET SHARE

While we believe we have no direct competitors, a number of other firms are engaged in the production of energy, carbon black and the like. Also, other firms are engaged in the business of disposal and processing of scrap tires. Our likely competitors are: JM Beer Corp., Conrad Industries, and Unisphere Corporation. If such companies compete with us, this can result in a reduction of our market share.

OUR PRINCIPAL OFFICER AND A DIRECTOR HAVE CONTROL OF US

Peter Vaisler, our President, CEO and Director, and David Williams and Walter Martin, our directors, in the aggregate own approximately 59% of our issued and outstanding common stock. Therefore, they control us and can control the election of our directors and officers.

"PENNY STOCK" RULES MAY MAKE BUYING OR SELLING OUR COMMON STOCK DIFFICULT

Trading in our securities is subject to the "penny stock" rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker- dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. Broker- dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stocks. These regulations require broker- dealers to:

     o Make a suitability determination prior to selling a penny stock to the purchaser;

     o    Receive the purchaser's written consent to the transaction; and

     o    Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

                                 USE OF PROCEEDS


The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. However, we will receive $2,676,502 from the exercise of the 2,676,502 warrants which are exercisable at $1.00 per share. In addition, we will also receive also receive $1,250,000 from the exercise of the 200,000 Mirador warrants which are exercisable at the following prices: 100,000 at $5.00 per share and 100,000 at $7.50 per shares. Therefore, we will receive aggregate proceeds of $3,926,502 from the exercise of the outstanding warrants. Any proceeds from the exercise of the warrants will be allocated for general working capital. We have agreed to pay all the offering expenses related to this offering.

                         DETERMINATION OF OFFERING PRICE

The price of $0.50 is based on the share price paid by the selling security holders for the purchase of the units, which consisted of a share of our common stock and a warrant to purchase a share of our common stock at $1.00 per share.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS


Our common stock has never been traded. Upon approval of this registration statement, we intend to apply for a quotation of our shares of common stock on the OTC Bulletin Board. As of April 21 2005, we had 132 shareholders of record. Such shareholders of record held 18,372,156 shares of our common stock, in addition to 2,876,502 shares of our common stock issuable upon the exercise of all of our outstanding share purchase warrants.

The selling stockholders will sell their common stock at the price of $.50 per share until our shares of common stock are quoted on the OTC Bulletin Board (or any other recognized exchange). Thereafter, the selling stockholders may sell their shares at prevailing market prices or privately negotiated prices.


As of April 21, 2005, we had 2,876,502 warrants outstanding.

As of April 21, 2005, we had 18,149,156 shares that were eligible to be sold under Rule 144 of the 1933 Securities Act. Of such shares, 10,790,000 are held by the following officers and/or directors: Peter Vaisler - 7,750,000; David Williams - 2,800,000; and Walter Martin - 240,000.



                      EQUITY COMPENSATION PLAN INFORMATION


The following table sets forth certain information as of April 21, 2005, with respect to compensation plans under which our equity securities are authorized for issuance:

                                   (a)                    (b)                  (c)
                           --------------------   --------------------   -------------------
                                                                         Number of securities
                                                                         remaining available
                           Number of securities                          for future issuance
                           to be issued upon      Weighted-average       under equity
                           exercise of            exercise price of      compensation plans
                           outstanding options,   outstanding options,   excluding securities
                           warrants and rights    warrants and rights    reflected in column (a))
                           --------------------   --------------------   -------------------
Equity compensation
plans approved by
security holders                None

Equity compensation
plans not approved
by security holders             None

                                    DIVIDENDS

We have never paid a cash dividend on our common stock. It is our present policy to retain earnings, if any, to finance the development and growth of our business. Accordingly, we do not anticipate that cash dividends will be paid until our earnings and financial condition justify such dividends. There can be no assurance that we can achieve such earnings.

                           PENNY STOCK CONSIDERATIONS

Trading in our securities is subject to the "penny stock" rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stocks. These regulations require broker-dealers to:

- Make a suitability determination prior to selling a penny stock to the purchaser;

-    Receive the purchaser's written consent to the transaction; and

-    Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion and analysis provides information which management believes is relevant to an assessment and understanding of our financial condition. The discussion should be read in conjunction with our financial statements and notes thereto appearing in this prospectus. The following discussion and analysis contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ significantly from the results, expectations and plans discussed in these forward- looking statements.

Overview

We are a developmental stage company that is in the process of implementing our business plan to develop a showcase waste to energy facility at a site to be determined. The first showcase installation will be the cornerstone for both United States and European expansion. It will thermally convert rubber waste to oil and subsequently use the oil as fuel for large reciprocating engines driving alternators making electricity. In addition to the sale of electricity, several additional valuable bi-products produced in the thermal conversion process will also be sold into either domestic or international markets.

Our business plan is focused on providing large urban centers with community based processing facilities to address the needs of rubber waste disposal where the waste is generated. This rubber waste is largely scrap tires. Similarly, large urban centers also have an increasing requirement for electrical energy for both domestic and industrial use. Our processing facilities can be located, constructed and operated to meet the specific needs of the community in an environmentally friendly manner.

We believe that the effective implementation of our business plan will result in our position as a provider of community based waste to energy installations dealing with rubber waste at source while providing reliable electrical energy to meet base load and/or on peak energy demands.

The successful implementation of the business plan will also be dependent on our ability to meet the challenges of developing a management team capable of not only the construction and operation of the first installation but also marketing management and the implementation of specific marketing strategies. These strategies will include the utilization of specific existing distributors currently in the business of marketing carbon black. As well, we will be going to regional disposal operators and collectors to offer our services as a point of final disposition for their collection and disposal requirements.

Additionally, it will be necessary to educate targeted jurisdictions about the environmental and commercial benefits of an Alliance installation in their community.

No revenues have been generated to date and we do not anticipate revenues until such time as the first facility has been constructed and commercially operated. The construction of the first showcase facility will require $20 million. However, currently there are no commitments for capital and furthermore, the successful implementation of all aspects of the business plan is subject to our ability to complete the $20 Million capitalization. It is expected the required funds will be raised as a result of private offerings of securities or debt, or other sources.

Should the required funding not be forthcoming from the aforementioned sources, public offerings of equity, or securities convertible into equity may be necessary. In any event, our investors should assume that any additional funding will cause substantial dilution to current stockholders. In addition, we may not be able to raise additional funds on favorable terms, if at all.

Our independent auditor has expressed substantial doubt about our ability to continue as a going concern. The notes to our financial statements include an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. Among the reasons cited in the notes as raising substantial doubt as to our ability to continue as a going concern are the following: we are a development stage company with no operations, a stockholders' deficiency of $109,666 and cash used in operations from inception of $511,908. Our ability to continue as a going concern is dependent on our ability to further implement our business plan, raise additional capital and generate revenues. These conditions raise substantial doubt about our ability to continue as a going concern.

We will receive proceeds of $2,676,502 from the exercise of the 2,676,502 warrants which are exercisable at $1.00 per share. In addition, we will also receive also receive $1,250,000 from the exercise of the 200,000 Mirador warrants which are exercisable at the following prices: 100,000 at $5.00 per share and 100,000 at $7.50 per shares. Therefore, we will receive aggregate proceeds of $3,926,502 from the exercise of the outstanding warrants.Any proceeds from the exercise of the warrants will be allocated for general working capital. We have agreed to pay all the offering expenses related to this offering.

Plan of Operations

Management has developed forged relations with several corporate finance entities that have expressed an interest in participating in our overall expansion in the United States and Europe. In most cases, as a condition precedent to their participation, we must be publicly traded on a recognized stock exchange. The efforts of our management team and our consultants and advisors will be to complete appropriate financing arrangements. The completion of the $20 million financing will be our exclusive effort prior to the construction and development of the first installation.

We intend to seek a quotation of our common stock on the OTC Bulletin Board. We will need to have an NASD registered broker-dealer file an application for such quotation. There are no quantitative or qualitative requirements for a quotation on the OTC Bulletin Board.


Upon completion of the $20 million capitalization, our next priority will be the construction of the first installation. For this construction, it will be necessary for management to initially focus on two specific activities. First, project management consultants will be engaged to assist us in all matters associated with the identifying and preparing the site. This activity includes regulatory approvals as well as final design and layout based upon commercial equipment available for procurement and/or fabrication.

In the event we are not able to raise $20,000,000 to complete construction of our first showcase facility, we will be forced to seek additional financing in order to maintain operations over the next 12 months. Our existing shareholders have indicated a willingness to invest further capital in us.

In addition, we will continue to develop our industry contacts, develop our business plan, refine our technology, search for suitable sites, and devote efforts to securing the capital required to implement our business plan.

Second, our management and consulting engineers will commence activities to enlarge our management team by adding key employees as well as consultants that will be responsible for specific tasks & operations associated with the first installation.

During the permitting period, estimated by management and their consulting Engineers, to be 90 to 120 days, our engineering and fabrication team will finalize design and layouts for the first site as well as prepare and circulate site building bid documents. Similarly, turnkey contracts will be negotiated for specific pieces of the thermal processing equipment utilized in the rubber to oil conversion process. The supply and operation of the electrical generation equipment will also be contracted out during this period of the development. We have already identified and pre-qualified several suppliers of the type of electrical generation equipment. However, as a result of the preliminary stage of these discussions, we are unable to provide greater detail as to the exact nature of the relationship or participation of these suppliers.

Also at this time, some preliminary site work will be completed to facilitate the installation of the design/build structures required. The site will also be prepared to accept the modularized electrical generation equipment that will be installed on the site subsequent to the installation and start-up of the thermal conversion process. The contracted operator of the electrical generation equipment will also be responsible for the sale of electricity. During initial discussions with these supplier/operators, an interest has been expressed in participating in our overall business. Some discussions pertaining to the exchange of our shares for all, or part, of the value of the turnkey have transpired. However, it is unlikely that meaningful discussions will commence until such time as our capitalization set forth above has been completed. Even if the capitalization has been completed, there can be no certainty that the contract operators will participate in the first installation other than on a fee for services basis. In any event, until such time as the $20 Million capitalization has been completed, specific details pertaining to the participation of supplier/operators will not be available and we are unable to provide the details of any possible forthcoming agreements.


Management and their consulting engineers believe that, the overall fabrication and installation timeframe is approximately 365 days from execution of contracts. As all the components utilized in our installation are currently in use in manufacturing operations in the United States and around the world, lead times for delivery and installation are generally short. Several components are stock items and available for almost immediate delivery. However, the engineering firm responsible for the overall project management of the first installation will monitor all fabricator/suppliers to ensure that the various components and required ancillary equipment and structures have been readied on site for installation. Additionally, engineering verification will be required for all progress draws prior to our making payments to the various supplier/fabricators. As is customary with the supply of this type of equipment, established payment holdbacks upon completion of installation and start-up will be released only upon engineering verification of performance. Additionally, it may be necessary for selected fabricator/suppliers to provide delivery and performance bonds specific to their components.

The entire project could be delayed as a direct result of several factors. Should the Company not be able to a lease or purchase of a suitable property within a timely manner, the project could be delayed indefinitely until such time as an appropriate site is secured. Although the Company has located several suitable sites that could be appropriately permitted, unforeseen regulatory changes could make it difficult to obtain the required permits causing further delays thereby causing the Company to take additional time to identify other suitable sites. Should there be delays in the delivery of thermal processing or electrical generation equipment as a result of material shortages, labor problems, transportation difficulties etc., the commercial operation of the Company would be delayed thereby not allowing the Company to generate revenues as anticipated. Should the delay be lengthy, management could be required to seek additional financing or seek other remedies in law pertaining to delivery and performance failures of the fabricator suppliers. Regulatory changes causing delays in the construction, processing equipment installation and start-up of the showcase facility will lengthen the period of time for the Company to start to generate revenues from operations. The Company will only be in the position to commence a US expansion of processing facilities upon the successful completion, start-up and operation of the showcase facility.

The supplier/fabricators will also be responsible for the training of key employees and/or contractors and will work with the engineering project managers to include established operating protocols in the systems operations manual. In conjunction with this effort, during the start-up of the first installation, fabricator/suppliers and the project management will establish operating set points incorporating them into the system software thereby ensuring continued reliable system performance and measurable quality standards.

It is management's and their consulting engineers opinion that overall, the entire installation through construction completion, training, start-up and commercial acceptance based upon engineering performance verification is approximately 18 months. The overall development schedule could be delayed as a result of unforeseen regulatory delays, labor disputes and seasonal delays due to weather conditions.

Pursuant to preliminary discussions with corporate finance professionals, items #16 through #18 set forth below are anticipated fees and expenses pertaining to the $20 million financing that we will be seeking. The following schedule outlines the categories associated with the financing, completion, start-up and commercial operation of the first installation. It is expected that many of the following development categories outlined in the following schedule will be completed concurrently.

1)   Consulting Fees & Out-of -Pocket Reimbursement                           $480,000
2)   Site Lease Matters & Development Fees                                    $260,000
3)   Site Engineering, Regulatory & Compliance                                $211,500
4)   Site Work                                                              $1,125,600
5)   Buildings                                                                $798,500
6)   Rubber to Oil Thermal Conversion Process Equipment                     $7,736,500
7)   Warehouse & Conveyance Equipment Leases/Purchases                         $74,083
8)   Government Relations                                                      $41,000
9)   Administrative Construction Expenses                                     $153,000
10)  Legal, Accounting, Travel & Misc. Fees & Expenses                        $322,000
11)  Media, Promotion & Government Relations                                  $313,000
13)  Salaries, Wages & Fees                                                   $846,434
14)  Consulting Engineers                                                      $33,000
15)  Turn-key Energy System & Installation                                  $5,000,000
16)  Financing Fees                                                         $2,000,000
17)  Financing Legal & Accounting                                             $300,000
18)  Administrative Contingency                                               $305,383
                                                                   Total   $20,000,000

During the construction and installation of the first facility, management's future Vice President of Marketing with assistance from its future Vice President of Technology will commence a specific and targeted marketing campaign directed at the current rubber waste disposal infrastructure, regulatory agencies, retail associations and the public. Promotional activities will include media, public awareness, trade journals, seminars and meetings and discussions with waste hauler and disposal companies. These activities will also include meetings and discussions with state regulatory and enforcement officials.

Based upon discussions with state regulators, it is the Company's belief that all communities in the United States and Canada are being encouraged by state, provincial and federal authorities to be more environmentally responsible. An example of amplified environmental concern occurring in 2004 was the State of Michigan's position pertaining to the continued dumping of waste from out-of-state communities that included Toronto, Ontario, Canada. State regulations were implemented in an attempt to curtail the amount and sources of waste being disposed at Michigan dump sites. It is managements belief, that since the early 1990s the federal EPA has been concerned with the interstate transportation of waste. The federal position seems to be that communities that generate should be responsible for the ultimate disposition of the waste within their municipality. A attempt to limit interstate transportation of waste was contained in the Interstate Modal Transportation Act which was never approved.

Community based environmental initiatives are being encouraged. Dealing with waste at the source is considered much more environmentally friendly than trucking the waste hundreds of miles away. The first installation is perceived as a convenient and environmentally friendly solution to rubber waste. The targeted marketing campaign will exploit the current thinking pertaining to community based waste reduction and processing and waste to energy initiatives. However, there may be difficulties associated with encouraging the existing disposal and transportation infrastructure to utilize the Alliance installation as an alternative to their current method of disposal. Historic relationships between the existing infrastructure serving retailers and dumps or processors often hundreds of miles away and the financial commitment to the trucking the waste may be difficult to overcome. However, management's discussion with several haulers has been encouraging as a cost effective alternative to the existing transportation of waste to often out-of-state locations is a welcomed alternative.

A targeted marketing campaign pertaining to the sale of carbon black and scrap steel will also commence prior to completion of construction. However, the Company may not be positioned to enter into carbon black supply contracts until such time as samples are made available from the operation of the showcase facility. It is likely that these samples would be made available as a result of operation the processing equipment during the performance testing phase of the installation and immediately prior to commercial certification. The commercial certification will occur after the equipment has operated for a period of approximately 90 days and all contract performance specifications have been achieved. There may be delays associated with the correction of deficiencies in order that the processing equipment meet certain performance standards prior to commercial certification. However, the Company has included the 90 day start-up phase within the overall timeline to allow for the correction of deficiencies by fabricator suppliers. Although the vast majority of the rubber to oil system is based upon off-the-shelf components, if further delays occur as a result of fabricator suppliers correction of deficiencies, the Company could be delayed in its ability to generate revenue.

Although, we have identified several experts currently responsible for the sale of carbon products currently with other companies and they have expressed an interest in the position of VP Marketing, there is no guarantee that their previous experience will allow them to successfully initiate a campaign that will lead to the sale of the Companies carbon black. However, the successful operation of the thermal system will generate commercial grades of carbon black that could be utilized by rubber formulation companies for specific products. Additionally, the Company's carbon black could be blended with other sources of carbon black thereby allowing rubber formulators to meet customers requirements for recycled content. We believe our carbon black will be advantageous to other forms of recycled content as it will be is a virgin product made from oil that is a waste rubber derivative.

Furthermore, the heat recovery system utilized through the entire system will be ready to deliver hot water and/or steam to a greenhouse operator. Although we have yet to complete an agreement with a hydroponics greenhouse operator, preliminary discussions with several current operators would indicate that the availability of a reliable discounted heat source for the production of hot water, could be a cost effective alternative to their current consumption of non-renewable resources to fuel boilers to generate the required hot water.

The ARC installation is designed to operate continuously. As a result, the installation has the ability to produce heat constantly to service the hot water requirements of a hydroponics operator or other commercial uses. The heat produced can be considered a bi-product from the operation of the thermal conversion and electrical generation equipment. Rather than utilizing the heat source for any particular use, the Company could use a commercial cooling tower to cool the thermal processing equipment and could decide not to operate the heat recovery system components associated with the reciprocating engines responsible for the generation of electricity. However, management believes that utilizing the bi-product heat capacity in an environmentally friendly way is a common sense alternative to exhausting heat into the atmosphere. It is the belief of management, our consulting engineers and the several of the hydroponics operators that have discussed our ability to generate heat, that a 15 to 20 acre hydroponics greenhouse could be heated from the heat recovered from the thermal process heat recovery boiler in combination with the heat available from standard heat recovery mechanisms that are part of the reciprocating engines driving the alternators making electricity.

The type of relationship discussed is based upon the notion that the hydroponics greenhouse operator would lease a site immediately adjacent to the showcase facility. Based upon our final equipment selection, pertaining to both the thermal conversion of rubber to oil and the generation of electricity, the Company will be positioned to provide details as to the amount of steam and/or hot water that be generated for conveyance to the greenhouse via an insulated pipeline. A heat exchanger will transfer the heat from the ARC steam and/or hot water to the hot water in the hydroponics operator's underground reservoir. The ARC cooled condensate and/or water will be returned to the ARC via the aforementioned pipeline heated again and once again returned to the greenhouse in a closed loop system.

Several methods of compensation for ARC heat sources have been discussed. These include a percentage of the hydroponics greenhouse gross or not sales and discounted avoided cost which is the operators cost of natural gas or fuel oil less a negotiated discount. The Company will not be positioned to enter into specific negotiations until such time as the $20 Million financing has been completed.

Off Balance Sheet Arrangements

We have no off-balance sheet arrangements.

                             BUSINESS - OUR COMPANY

                             A SUMMARY OF WHAT WE DO

About Us

On November 6, 2001, we were incorporated in the State of Delaware under the name American Resource Recovery Group Ltd. On April 18, 2002, we filed a certificate of amendment changing our name to Alliance Recovery Corporation. On April 22, 2002, we filed another certificate of amendment to increase our authorized shares to 10,000,000, par value $.01. Finally, on July 7, 2004, we filed a certificate of amendment increasing our authorized shares to 100,000,000.


We intend to implement suitable resource recovery technologies and strategies (the "ARC Process") to convert industrial and other waste materials into electrical energy for sale to specific industrial entities or into local power grids, and to produce for re-sale by products including carbon black, steel, and steam and/or hot water. We will be able to undertake this after we raise $20M and construct our first facility. We anticipate raising the $20M within the next 6 months and then taking 18 months to construct the first facility.

We believe that management and our third party consulting engineers have identified a one-step manufacturing process based upon the utilization of existing manufacturing processes to efficiently convert rubber wastes of all kinds including scrap tires into fuel oil, for electrical power generation, with minimal if any negative impact to the environment. We believe this system may be patentably distinct, however, the system components are available commonly from fabricator and suppliers. The results of our development efforts are now commercially available.

Investigations of several existing thermal manufacturing and processing technologies have contributed to the use of existing manufacturing and chemical processes as the basis of the ARC Unit for the production of oils and gases and other commercial products including carbon black.

United States Environment Protection Agency studies conducted during 1999-2000 have confirmed that the fuel oil derived from rubber waste was as good a feedstock for commercial carbon black production as Exxon oil (Chemical Economic Handbook).

The first ARC facility, when funded, will be operated as a subsidiary of the Company and will take approximately 18 months to construct. Upon construction and installation of processing equipment, the facility will annually utilize up to 100,000,000 pounds of waste rubber as the feedstock to produce oils and gases for the production processes and to generate electricity. In terms of passenger tires, this represents the annual reduction of approximately 4.6 million scrap tires.

In 2001, 292 million scrap tires were generated in the United States (the source of this Information is Chaz Miller of Environmental Industry Associations as reported by Wasteage.com on June 1, 2003). Of the 292 million scrap tires, cars contribute two-thirds of scrap tires, the remainder comes from trucks, heavy equipment, aircraft, off-road and scrapped vehicles.

The aforementioned number of scrap tires generated is equivalent to approximately 1 scrap tire for every person living in the U.S. today. In Michigan, Ohio, New York, Pennsylvania, and the province of Ontario, the population is well over 50 million, and all these major states are connected to Lake Erie . We have identified suitable sites with port locations in the great lakes region to allow for the utilization of tug and barge transportation which continues to be the most inexpensive form of transportation for large volumes of freight.

We anticipate that the first Facility will produce fuel oil to be used for the production of electrical energy. The oil generated from the thermal decomposition of rubber analyzed by various testing facilities is equivalent to a fuel oil comprised of 69% kerosene and 26% diesel fuel. Continued commercial use of both diesel and kerosene is indicative of the overall fuel quality.

Similarly, a commercial grade 700 series carbon black is generated as by-product of the rubber to oil conversion process. This process also captures the steel from the rubber for sale as scrap. We believe that there are international and domestic markets for these products. According to industry sources, global consumption of carbon black is approximately 17 billion pounds annually. Carbon black is an industrial product generated through an energy-intensive process and utilized among and in the manufacture of rubber, plastics, inks, paints, dyes, lacquers, fibers, ceramics, enamels, paper, coatings, leather finishes, dry-cell batteries, electrodes and carbon brushes, and electrical conductors.

Conventional carbon black manufacturers need both: a manufacturing feedstock oil for conversion to carbon black, and natural gas or methane to fuel the production process. The ARC process also saves global resources by recovering the hydrocarbon available from the polymeric constituents of the waste rubber, converting them to feedstock oil and gases. By maintaining carbon black manufacturing temperatures and process conditions in the ARC Unit furnace, as the rubber waste is converted to fuel oil, a 700 series carbon black is generated as a by-product of the thermal process and is subsequently conveyed, stored and/or packaged with conventional carbon black manufacturing equipment. The utilization of existing process technology and chemical reactions with established manufacturing protocols ensures that ARC management and their contract operators can leverage specific operations history into positive performance results.

An ARC installation also provides large urban regions with a point of final disposition for scrap tire and rubber waste without any pollution to the environment and/or public health risks. Disposal operators will be encouraged to deliver their rubber waste in the baled ecoblocks which is a much more cost effective method of transportation as a direct result of the volume reduction occurring in the baling process. The baling process ARC will utilize to produce ecoblocks for safe storage and handling, ensures that water cannot collect and create conditions suitable for mosquito incubation, a matter that continues to be a public health concern throughout the United States. Additionally, ecoblock storage from a fire perspective is considered a much safer alternative than simple dumping of rubber waste as there is negligible fire hazard associated with ecoblock storage. Fire Department testings suggest that the bales are difficult to ignite and once ignited, are easily extinguished.

The ARC Process is not classified as a federally regulated source of emissions, because the environmental emissions are below maximum EPA standards, thus, only state administrative approval is required for our plant installations. It is intended that ARC installations will be located near large urban communities which generate vast amounts of rubber waste. This will allow us to establish a network of facilities in communities where rubber waste is generated.

Generally, communities view tires as a public health issue as the tire collects water in the hollow donut shape and becomes an ideal breeding ground for mosquitoes. The most common practice is hauling the rubber waste hundreds of miles for shredding to turn it into tire derived fuel (TDF), and subsequently transporting the TDF to combustion markets. As a result of positioning the ARC facility in the communities where the waste is generated, the environmental impact associated with trucking the waste rubber, as well as highway wear and tear are minimized. The transportation of the waste also consumes diesel fuel, a non-renewable resource. A community based ARC facility is a cost effective and environmentally friendly alternative to current disposal options. Furthermore, EPA and State initiatives to encourage States to take responsibility for the waste they generate has once again commanded public attention as a result of, for example, Toronto (Canada) garbage being trucked to Michigan.

Large urban centers usually require enormous amounts of electrical energy, and via our ARC Centers, we will be able to provide another source for electrical energy. Community-based ARC installations will be positioned to address the growing need for reliable energy sources with the added benefit of providing a final point of disposition for rubber waste.

The total improvement and equipment cost for installation and start-up for first installation is estimated to be $18,000,000, with the overall capital budget of $20,000,000.

One Step Manufacturing Process

Our thermal system has the ability to thermally reduce the rubber waste, utilize the light aromatic volatile gases produced during the reduction/conversion process as fuel for the conversion furnace and separates out the oil which is ultimately used as fuel for the reciprocating engines generating electricity. As the furnace (process reactor vessel) process is based upon the chemistry and operational parameters utilized in the carbon black industry, a portion of the oil is burned in the process fuel gases. Similar to the operation of carbon black processing furnaces (process reactor vessels) the automated system controls maintain optimum thermal conditions (process time, temperature and turbulence) for combustion of the oil. The combustion generates more heat to support the overall process and leaves behind a small particle of a black soot like substance called carbon black which is carried away in the exhaust flow where it is ultimately separated from the exhaust in a bag house (filter), collected, pneumatically conveyed, palletized and sent to a storage silo. The rubber, which is not pretreated or shredded (whole tires can be utilized) is fed continuously into the furnace (process reactor vessel) and the thermal reaction is maintained by the automated control system. During the reduction (conversion) of the rubber to oil process, the steel contained in particularly waste tires, is collected and conveyed hydraulically through the process to and exists the process, where it is cooled, baled and stored.

All of the aforementioned thermal reduction and occurs almost contemporaneously within the process furnace (process reactor vessel) and ancillary equipment associated with its operation. The Alliance thermal system is not based upon conventional pyrolysis.

Almost all current thermal operations are based upon the utilization of a pyrolytic reaction. In simple terms the pyrolytic oven bakes rubber down into a homogeneous mass which requires secondary processes to separate out the various materials left behind in the reduction process. Additionally, the reduction is at an extremely low temperature that does not generate carbon black. There is tremendous amount of ash generated in the process that combines with the carbon char. In order to separate the char from the ash additional processes are required. Furthermore, additional high temperature processes are necessary to upgrade the char to a marketable form of carbon black as there are extremely limited markets for char. These additional process require additional fuel making the entire process marginal from a financial perspective. Additionally, the rubber waste in the majority of operation requires shredding and often the removal of the steel in the rubber prior to shredding. All of above process are required by most pyrolytic systems that management and their consulting engineers are aware of at this time. There may be new types of systems developed that are based upon the pyrolytic model, however it is management's opinion that the costs associated with numerous steps involved will make it difficult, if not impossible for these type of systems to operate commercially. The costs associated in the separation of the various products collected from the homogeneous mass from the process reaction, in addition to the secondary processing requirement of the char to allow it to be sold commercially, have made pyrolysis based thermal processes marginal commercial successes. To further exacerbate the overall high processing costs are the additional costs associated with the pre-treatment of the rubber being conveyed into the pyrolysis oven. Generally, the pre-treatment requires the shedding of the rubber waste and frequently in the case of waste tires requires the removal of the tire bead wire either by mechanical processes or a magnetic system.

Alternatively, the Alliance thermal system requires no pre-treatment of the rubber waste. Whole tires can be conveyed into the system thereby eliminating all costs associated with the handling shredding, and shred storage of the rubber waste prior to thermal processing. Furthermore, the chemical manufacturing process utilized in the Alliance process, separates the various residual products as they are formed and released into the system eliminating the need for additional process separation systems. It is management's opinion that the simplicity of the Alliance thermal system makes it a cost effective alternative to conventional pyrolysis operations.

PRODUCT DISTRIBUTION

Our future Vice President of Marketing working in conjunction with our future Vice president of Technology will also develop and implement campaigns related to the sale of the Company's various byproducts. A targeted marketing campaign pertaining to the sale of carbon black and scrap steel will also commence prior to completion of construction. However, we may not be positioned to enter into carbon black supply contracts until such time as samples are made available from the operation of the showcase facility. It is likely that these samples would be made available as a result of operation the processing equipment during the performance testing phase of the installation and immediately prior to commercial certification. The commercial certification will occur after the equipment has operated for a period of approximately 90 days and all contract performance specifications have been achieved. There may be delays associated with the correction of deficiencies in order that the processing equipment meet certain performance standards prior to commercial certification. However, the Company has included the 90 day start-up phase within the overall timeline to allow for the correction of deficiencies by fabricator suppliers. Although the vast majority of the rubber to oil system is based upon off-the-shelf components, if further delays occur as a result of fabricator suppliers correction of deficiencies, the Company could be delayed in its ability to generate revenue.

Although we have identified several experts currently responsible for the sale of carbon products currently with other companies and they have expressed an interest in the position of VP Marketing, there is no guarantee that their previous experience will allow them to successfully initiate a campaign that will lead to the sale of the Companies carbon black. However, the successful operation of the thermal system will generate commercial grades of carbon black that could be utilized by rubber formulation companies for specific products. Additionally, the Company's carbon black could be blended with other sources of carbon black thereby allowing rubber formulators to meet customer's requirements for recycled content. Alliance carbon black is advantageous to other form of recycle content as it is a virgin product made from oil that is a waste rubber derivative.

The sale of steam and/or hot water will occur as a result of a marketing effort to identify and enter into discussions with an existing hydroponics greenhouse operator that desires to enter into a relationship with the Company to move into specific jurisdiction where ARC facilities will be located immediately in, or adjacent to large metropolitan centers. Management discussions with several greenhouse operators suggests that in addition to the availability of discounted heat from the Company, hydroponics greenhouse operators like to distribute product from operations that are positioned adjacent to large markets. Although we have yet to complete an agreement with a hydroponics greenhouse operator, preliminary discussions with several current operators would indicate that the availability of a reliable discounted heat source for the production of hot water, could be a cost effective alternative to their current consumption of non-renewable resources to fuel boilers to generate the required hot water.

PROCESS OF TIRE DERIVED FUEL

At the present time, shredding tires removes the hollow donut shaped tire from the environment which in many jurisdiction is considered public health risk. Waste tires, when left in dumps or collected out of doors collect water. The sun heats the tire and water up in the daytime hours and the density of the rubber holds some of the heat at night. As a result the water in the waste tires becomes an ideal breeding ground for mosquitoes. There remains an extreme public health concern pertaining to diseases carried by mosquitoes. When waste tires are stored near urban areas they become a public health concern thereby making it necessary for waste operators to shred the tire so water cannot be collected. As a result, a significant investment has been made by these operators in shredders to support their operations. The cost of maintaining and operating the shredder appears to be significant. Management believes that the cost of shredding each tire can in some jurisdiction be equivalent to the disposal fee making it necessary for operators to rely on the sale of tire derived fuel to sustain their economic viability. However, our consulting engineers have advised the Company that in almost all jurisdictions in the United States the blending of TDF with coal or other fuels is limited to 10-15 % of total fuel consumed. Our consulting engineers have also advised Management that to dispose of shredded rubber, shreds are now being mixed with soil used to top dress municipal waste sites. Obviously, once mixed with soil at a landfill site, the oil resource in the rubber waste is no longer recoverable.

The fuel in TDF is simply as a result of the combustion (burning) of the rubber. Catastrophic tire fires that have occurred in the US and around the world have clearly demonstrated that rubber can burn and generate vast amounts of heat as a result. As the rubber is consumed in the fire, it releases both oil and gases that are highly volatile making the rubber a good fuel. However, as also witnessed in tire uncontrolled fires, a tremendous amount of black soot, gases and ash are released into the atmosphere. It is the material that is ultimately released into the atmosphere that limits the amount of rubber that can be blended with other fuels. Exhaust scrubbing systems intended for a specific fuel are easily overloaded with the emissions from the burning of TDF.


It will be necessary for management to carefully examine the disposal methods being utilized in a jurisdiction, including TDF production, prior to committing to a particular site. The cost associated with breaking into a market that has invested in shredding could be significant.

Management Team
---------------

Management is headed by Peter Vaisler, our President & CEO. Upon completion of financing, a business manager will be hired to address issues pertaining to finance, marketing and regulatory and compliance. Initially, the process construction and installation management team will be comprised of Mr. Vaisler and engineering consultants of Resource International Ltd., a Virginia, USA, based engineering firm that will be responsible for overall ARC project management, equipment installation, site engineering, permits, construction surveillance, system design, sourcing and fabrication, mechanical and structural installation, and EPA approved operator training. The overall project will be managed by Resource International Ltd. However, qualified and specialized sub-contractors will be utilized by Resource for specific tasks. As an example, Resource International Ltd. will utilize the services of a sub-contractor for heat recovery design, and boiler systems fabrication selection and steam/hot water energy systems. Similarly, a utilities operator will be contracted to manage the electrical generation component of the ARC Unit. Our strategy is to augment the management team with the required managers and supervisors as the business moves into the construction and operations phases of the first showcase facility.

The Vice President of Operations ("VP") will be an individual that currently holds similar positions in an organization in the carbon production sector. The VP will join us following the hiring of a business manager who will be hired upon completion of this private placement. The VP will also be responsible for the marketing of carbon black from the first installation. Marketing services will be provided to us either on a contract basis with an existing carbon manufacturer or can be on a direct basis to several rubber formulators that manufacture custom rubber blends for specific rubber products for industrial or consumer use. A Controller will be hired once it is monetarily feasible. Our accountants will carry out accounting and financing functions on an interim basis.

A corporate management team familiar with the successful commercialization of leading edge technologies, has been responsible for our research and development efforts. Our President and CEO, Mr. Peter Vaisler, has been responsible for the management of the research and development effort to date. Mr. Vaisler has acted in a project management capacity throughout his career and has been responsible for the installation and start-up of fractional evaporation manufacturing facilities and has also been responsible for the commercialization of leading edge technologies.

Mr. David Williams, our director is experienced in investment management and will be providing financing guidance and management to us.

Resource International Ltd. is an engineering firm started in 1979, by Michael
E. Fiore, P.E. and John L. Combs, P.E. Resource International Ltd. has over 70 employees in its Ashland headquarters and Charles Town, West Virginia branch office. Resource International Ltd. serves government and private clients providing land development, water, wastewater, solid waste and planning projects. Over the years, Resource International Ltd. has worked throughout the Continental United States and has completed projects in Mexico and the Caribbean. Resource International Ltd. has a history of providing clients with cost effective and innovative engineering solutions to difficult problems.

Research and Development

The entire research and development effort has been supported by Mr. Vaisler & his family prior to our incorporation. It commenced over 9 years ago. It is impossible to estimate the number of hours of R&D activity pertaining to the development of our business and technology. Furthermore, we have also relied on the R&D of other groups to augment our overall R&D efforts with off-the-shelf technology and processes, that are currently commercially available.

Financing
---------

We intend to complete a $20,000,000 financing (private placement of debt/equity) in order to construct the first facility.

Expansion
---------

Our focus is to turn environmentally friendly waste to energy, and also sell them as carbon black and similar product byproducts. As a result of the readily available fuel source in specific areas, expansion will be targeted toward high-density population areas in the U.S. where scrap rubber generation and a disposal infrastructure already exists. ARC Facilities will provide the needed point of disposition for scrap rubber disposal within a communitity's' industrial areas. Within these communities there currently exists a disposal infrastructure including retailers, waste haulers and disposal companies, tire jockeys and recyclers, truck and industrial re-treaders, and independent truckers and trucking companies, which could benefit from the availability of a nearby point of final disposition for rubber waste. Points of final disposition are not usually found in or immediately adjacent to large urban centers.

Our expansion into these high-density population areas in the U.S. will position us as a convenient and cost effective alternative to the customary practice of hauling the waste rubber long distances to permitted disposal sites. Extensive public education campaigns will be targeted at these urban centers to raise the level of awareness pertaining to responsible disposal of rubber waste by having communities become a part of the "environmental alliance". Awareness campaigns involving the public, retailers, state legislators and regulators will be utilized to market ARC installations as a final point of disposition for rubber waste within communities (target locations) where the waste is generated.

Based upon the first facility, each ARC Unit's disposal capacity will be capable of processing 100,000,000 pounds of waste rubber annually. This is equivalent to approximately 5,000,000 passenger tires. Normally, within the industrial makeup of these communities, there are numerous industries requiring the carbon black, steel and steam and/or hot water available from our processing system. Discussions with a greenhouse operator have commenced to locate hydroponics operations immediately adjacent to ARC installations. ARC will provide the hydroponics operations with heat recovered from the overall ARC process thereby minimizing any contribution to global warming. In the simplest of terms, the hydroponics green house acts like a radiator for the reciprocating engines making electricity, as well as acting as the radiator for the rubber to oil conversion process. ARC installations will provide required disposal infrastructure to select urban areas where large volumes of scrap rubber are generated and there are few, if any, points of final disposition for this waste. The obvious benefit to these urban centers is the minimization of transportation pertaining to disposal and the additional positive environmental impact associated with community based disposal and the production of electrical energy to meet soaring demands without the consumption of non-renew resources.


The Rubber Manufacturers Association suggests that in their report, US Scrap Tire Markets, 2003 edition, that as many as 290 Million tires are disposed of every year in the US. That is approximately tire for every man women and child in the US today. We plan on locating on a site with access to the Great Lakes, so that in the event sufficient tires were not immediately available from the immediate jurisdiction surrounding the installation, marketing efforts could extend to other states connected to the Great Lake system. The densely populated areas on the southern shores of these lakes, referred to as the "rust belt" and Ontario to the north could all support an ARC installation on their own. The populations of the entire area is as follows:

                  Michigan          10,050,446
                  Ohio              11,421,267
                  New York          19,157,532
                  Pennsylvania      12,335,091
                  Ontario           12,439,800

Product, Markets, & Services
----------------------------

The North American carbon black consumption is approximately six (6) billion pounds annually, and the global consumption of carbon black is approximately
17.2 billion pounds annually. Our energy and carbon black process innovation provides a technically and economically viable industrial solution to waste rubber disposal which is a major global environmental issue in the U.S. and internationally.

We will generate electrical energy for regional use and supply 700 series carbon black to the rubber formulation and product industry. Carbon black can also be blended with the product of larger manufacturers of carbon black to facilitate EPA and state environmental "efforts" to include scrap rubber derivatives in new rubber formulations. According to the technical representatives of ITRN, a manufacturer of rubber formulations, customers are now demanding as much as 25% recycled content in rubber compounds. The use of carbon black manufactured from a feedstock oil derivative from waste rubber, does not impact upon the overall quality of the rubber ultimately produced. According to ITRN technical representatives, there are significant quality issues related to the use of recycled crumb rubber in rubber formulations they produce. At present, approximately 95% of the US carbon black market is controlled by five (5) manufacturers.

The ARC Process will have the capacity to manufacture up to 14,000,000 lbs. of carbon black annually from the rubber-to fuel oil conversion processes. This represents only a fraction of carbon black consumed in the growing U.S. market. In addition to the production of carbon black, the thermal reduction of rubber in the process system will also generate quality additional residual by-products. As well as the production of gases which are used as fuel in the process, approximately 90,000 barrels of No. 4 grade fuel oil for energy production and 2,300 tons of scrap steel are generated annually, which all contribute to our projected profitability. Carbon black and steel are products that can be sold into existing domestic and international markets.

The addition of oil burning reciprocating engines to make electricity is a natural addition to the ARC process and will provide an additional $3,000,000 in net revenues for us. By consuming the oil generated in the process, the facility is capable of generating electrical energy with a baseload of 8 MW. Thus, by recovering the oil and gases from thermally decomposed waste rubber and producing 14,000,000 pounds of carbon black annually, this technology will be saving the oil and gas non-renewable resources needed to produce an equivalent amount of carbon black from a conventional manufacturing process while also using the surplus fuel oil to make electricity. We are also prepared to operate the electrical generation capacity as a peaker, supplying electricity during peak usage periods at prices that can be three to four times the basic rates. The entire electrical generation business component will be managed by an electrical utility company ultimately contracted to operate our generation capacity.

To determine the revenue potential from the sale of electricity, we have considered current electrical rates offered by Detroit Edison. Detroit Edison rates for residential and commercial consumption range from $ .08286/kwh to $ ..09696/kwh. In discussions with various operations and management companies, we were advised that the wholesale rate of baseload in Michigan is $0.0656/kwh. Total revenue is calculated as follows:

8000kwh x 24 hours = 192000kwh/Day 192,000kwh/Day x 325 Days/year = 62,400,000kwh/Year 62,400,000kwh/Year x $0.0656/kwh = $4,093,440/Year

Although there are no final agreements in place, during discussions with contract operators and management companies, we were advised that payment for their services to operate the entire electrical generation facility as well as to sell the electricity is up to $0.01kwh.

62,400,000kwh/Year x $0.01/kwh = $624,000

Based on the above, annual net revenues of $3,469,440 can be anticipated.

We have rounded the net revenue figure down to $3,000,000

Environmental Impacts of Products and Production Processes
----------------------------------------------------------

Our ability to manufacture a new product from a scrap rubber derivative (fuel oil), in a conventional and environmentally friendly manner is an extremely attractive alternative to current recycling approaches which are simply not capable of dealing with the annually generated volume of rubber waste in the U.S. in a feasible or environmentally friendly way. Current recycling efforts in the U.S. simply cannot deal, in an economically viable manner, with the volume of waste rubber generated annually. Many of these efforts simply change the shape of the problem into a consumer product that is ultimately disposed of at conventional dump sites.

In an attempt to generate opportunities to utilize waste rubber, like scrap tires, in various new products which include rubber shreds, go into jogging mats, mud flaps, stable mats, pickup bed liners, and many similar products. Ultimately, however, these consumer goods will be disposed of in a landfill. The donut shape of the tire has been changed, but the problems associated with appropriately disposing of the waste remains. Rubber products in landfills cannot be recovered, thereby making it impossible to recover the hydrocarbon resource available in the waste rubber.

Steel recovered from the thermal reduction/conversion process is ultimately put into new steel products. Most metals today are recycled, so it is highly unlikely that the recovered steel would ever find its way into a landfill. The ARC process results in the total consumption of rubber waste. The marketable by-products include electrical energy, carbon black, steel, thermal energy/hot water, none of which results in rubber landfill, and all of which are, in fact, recyclable consumer goods.

The ARC manufacturing process does not qualify as a federally regulated source of emissions. Only state and local approvals are required. ARC's ability to permit facilities in large urban centers will allow the Company to establish a network of facilities in communities where rubber waste is generated rather than hauling this waste hundreds of miles for shredding to TDF (define) and subsequently transporting the TDF to combustion markets, perhaps close to the communities where the tires originated.

Furthermore, markets for the sale of the commodity like products we generate also exists within large metropolitan communities that we target for subsequent plant installations. The aforementioned business provides us an industrial solution to a major environmental problem. In addition, the availability of power generation equipment can be leveraged and will permit ARC to offer energy solutions based upon resource recovery. Availability of reliable sources of electricity has come to the forefront of public concern, as a result of the State of California energy crisis in the winter of 2001 and industry de-regulation in the U.S. and Canada.

We believe that our emissions will be well below the Federal Guidelines. As such we believe that we will not be a federally- regulated source of emissions. Based on previous process studies, the ARC Process to produce oil, carbon black, and steel from used tires is not expected to create emissions of a quantity and type that will be large enough to trigger a Federally-mandated Title V "Renewable Operating Permit." The Michigan state-required "Permit to Install/New Source Review" program will require that a state-issued permit be applied for.

The electric generating process utilizing the produced oil in engine-driven generators may fall within other regulatory guidelines that require additional permitting measures such as a "Renewable Operating Permit," whether or not the emissions are above certain thresholds. Requirements for such permits depend on certain factors unrelated to emissions limits, such as the percentage sulfur content in the oil, the rated capacity of the generator, or whether the electricity is sold publicly. Also, certain guidelines regarding Nitrogen and Sulfur oxides and overall emissions from electric generating facilities are federally mandated, but are implemented through state regulations. Therefore, the state would issue such a permit, if one is needed. Certain of these guidelines relate to "fossil-fueled" generators, but it is not yet established whether the state would consider the tire-derived oil to be "fossil." It may be noted that the emissions regulations regarding such electrical generating facilities are yet evolving, with changes as recent as 2004.

Typically, states and/or localities regulate employee relations, zoning, noise, aesthetics, lighting, parking, fencing, signs, odors, fire prevention devices, nuisances, roadway access, plumbing, electrical, and other building codes. These types of regulations may require specific design attributes for the site, building, and equipment. There are no known special regulations at this site that would create abnormal difficulties over and above those encountered in the development of any other industrial site and have been anticipated in the budgets that have been prepared.

We also have to meet the following federal regulations:

     a. The facility would have to meet OSHA-mandated safety guidelines, and EPA-mandated Storm Water runoff guidelines. These programs are implemented by the State of Michigan and are typically required for all industrial and/or commercial operations that meet the reporting guidelines.
     b. If the facility discharges process water into a local sewer system, it will need to meet any pretreatment guidelines established by the locality.
     c. The only Federally-implemented discharge program known to apply is the (40CFR112) Oil Pollution Prevention and Response regulations, which require most oil storage facilities to be constructed to good engineering practice, including dikes, and to have a Spill Prevention Control and Countermeasures (SPCC) Plan.
     d. It is currently unknown what, if any, impact that evolving Homeland Security actions and guidelines would impose on industrial operations such as ARC proposes to build and operate.

The Industry

ARC installations will provide a final point of disposition for waste rubber either in, or immediately adjacent to, the communities where the waste was generated. Generally, the U.S. waste industry is not prepared to address the problems associated with specific kinds of waste rubber and particularly scrap tires. The carbon black industry has manufactured carbon black for 80 years by burning a fuel oil. Industry estimates indicate that approximately 7 billion pounds of carbon black are consumed in the U.S. each year with global consumption at 17 billion pounds. Carbon black manufactured by us will be sold into existing U.S. and international carbon black markets and be produced as a result of the thermal reduction of rubber waste to fuel oil, the oil thereby being the feedstock for carbon black production. The surplus fuel oil can be used to fuel generators to make electrical energy. We will be uniquely positioned in several industries: rubber waste disposal, manufacturing, and power generation.

As rubber waste is the source of fuel oil, it is important to understand the waste industry as it relates to scrap tire disposal which will constitute a significant volume of the waste rubber processed at an ARC installation. Scrap tires are a major environmental problem. It is estimated by the United States Environmental Protection Agency (the "EPA") that there are over 1.5 to 3 billion used tires in landfills and stockpiles in the United States and that an additional 292 million tires are discarded in the United States every year. "Disposing" of tires by stockpiling is not a viable long-term solution because of fire hazards and the likelihood of spreading disease. "Disposing" of whole tires in landfills is, generally, prohibited or restricted by regulation.

Scrap Tire Distribution Chain

In general, the scrap tire distribution chain consists of the tire end-user (business or consumer), new tire retailers, used tire brokers, solid waste disposal companies, haulers and tire processors. Most scrap tires are originally obtained by new tire retailers from consumers who may pay the retailer a fee for "disposing" of their used tires. Retailers may pay either a scrap tire broker, a solid waste disposal company, a hauler or a tire processor to remove scrap tires from their place of business. Scrap tire brokers typically retain some tires for resale as used tires and pay either a waste disposal company, a hauler or a tire processor to remove the remaining scrap tires from their place of business. Solid waste disposal companies may stockpile scrap tires or pay a processor to dispose of their tires. Haulers transport scrap tires between parties in the distribution chain and may also act as a used tire broker or other party in the distribution chain. Not until a tire processor processes the scrap tires are the tires ultimately disposed of.

Our products and services include:

Tipping Fees

The fees paid by those who have scrap tires for their ultimate disposal are referred to as tipping fees. Tipping fees will be an important source of revenue for Alliance. As of May, 1991, 21 states had special fees for tires or vehicles. Some states have enacted legislation which directly mandates the payment of tipping fees. Other states have implemented programs which make funds available for the payment of tipping fees. For instance, some states raise funds, through retail taxes on purchases of new tires or through annual motor vehicle license fees, which are specifically allocated to the disposal of tires. These states often bear the responsibility for disposing of tires directly and use the funds raised from the net proceeds of the particular program to pay for such disposal. Other states provide for a tax to be paid by purchasers of new tires, to be retained by the retailer selling the tire, who must in turn pay for the disposal of such scrap tires. Other states rely on the market to regulate tipping fees. We estimate that in large urban cities, average tipping fees could be as much as U.S. $3.00 to $5.00 per tire. In our financial projection, we have budgeted tipping fees at U.S. $0.85 per tire.

While determining the ideal jurisdictions for ARC installations, it was concluded that locating an ARC facility as close as possible to where the rubber waste is generated had a significant positive impact on the environment as it would greatly reduce the requirement to transport the waste, often several hundred miles, to a facility for sorting and some form of processing prior to final disposition. The emissions associated with transportation of the rubber waste as well as wear and tear on the roadways as well as the cost of transportation all negatively impact the vast majority of current rubber waste disposal scenarios. Rubber waste is generated where people live. As a result, large metropolitan centers generate vast quantities of rubber waste that generally requires some form of truck transportation prior to final disposition. The costs associated with collection, sorting, transportation and final disposition are significant.

Our examination of these larger metropolitan jurisdictions included discussions with retail operators. As an example, in the cities of New York & Baltimore and their surrounding communities, retail operators were charging purchasers of new tires $3.00 to $5.00 /tire as a disposal fee. The vast majority of those retailers charged $5.00/tire for a passenger tire equivalent (PTE). A passenger tire equivalent is approximately twenty (2) pounds and the disposal fee nationwide is based upon PTEs. Larger light truck, heavy truck and off-road vehicle tires are charged significantly more as a result of their size, weight and conveyance characteristics. Obviously, a larger off-road tire, weighing several hundred pounds is extremely difficult to handle and convey.

Within the large metropolitan centers there exists a disposal infrastructure currently servicing the retailers. This infrastructure of truckers, waste operators and small independents routinely travel to retailers to pickup waste tires. Retailers pay a disposal fee to have the waste tires removed and transported. A portion of the disposal fee pays for conveyance and the balance covers the ultimate disposition of the waste tire.

Although we recognize that disposal fees charged by scrap tire collectors at final points of disposition are significantly higher than $.85, management has deliberately been extremely conservative in projecting incomes based upon the $.85/PTE for final disposition. Furthermore, management believes that a lower fee will encourage the existing disposal infrastructure to utilize an ARC facility's capacity either in or immediately adjacent to a large metropolitan center rather than the current practice of hauling the waste often several hundred miles, or in some cases, to out-of-state disposal operations.

Sale of the Recovered Steel

Approximately one pound of steel can be recovered from each scrap passenger tire. Scrap steel can be used as an input into carbon steel manufactured by steel mills. A recent expansion of the number of small-scale "mini" mills catering to local markets has increased local demand for scrap steel. Scrap steel is also sold into export markets, notably Japan. International demand for United States scrap steel has had a positive impact on the demand for and price of scrap steel. Although the U.S. steel industry is in decline, demand for scrap steel remains significant with regional prices varying from U.S. $65.00 to $124.00 per ton. In our financial projections, the realizable price for scrap steel produced was budgeted at U.S. $65.00 per ton. Based on inputs of 4,600,000 tires annually, each ARC Unit will be designed to produce approximately 2,300 tons of scrap steel per year.

Sale of the Manufactured Carbon Black

As the rubber is thermally reduced to fuel oil, approximately 14 million pounds of commercial grade carbon black is expected to be manufactured. Carbon black can be sold to industry for reuse as a re-enforcing agent in synthetic rubber compounds for inks, paints, plastics, radiator hoses, fan belts, trim rubber, floor mats, etc. Because the principal use of carbon black is as a raw material in automotive parts, demand for carbon black is dependent on the automotive industry. Also, since carbon black is derived from petrochemical products, its price is susceptible to variations in the price of oil. According to the Business Intelligence Center report at Reed Business Information as of 12/31/04 the US national average for Carbon Black was $.45/lb The manufactured price of carbon black is directly related to the price of a barrel of oil. In our financial projections, the realizable price for carbon black produced was budgeted at U.S. $0.22 per pound. Based on inputs of 4.6 Million tires annually, each ARC Unit is designated to produce approximately 14 million pounds of carbon black per year.

The thermal conversion chemistry maintained within the manufacturing furnace of the ARC unit, is based upon existing manufacturing methods utilized by conventional carbon black manufacturers. This chemistry has been utilized for approximately 80 years in carbon black manufacturing facilities around the world. By controlling the time, temperature and turbulence within the furnace, commercial grades of carbon black can be produced.

Based upon the amount of oil generated by each PTE, management and their engineering consultants after examining conventional carbon black manufacturing methods and chemical reactions believe that the least amount of carbon black that could be generated is approximately 3 pounds. For the purpose of understanding this projection consider that each hour 1800 pounds of carbon black are generated utilizing the aforementioned carbon black manufacturing conditions maintained in the process furnace. To continue being conservative in this projection it has been determined that the total number of hours the ARC facility will operate in 1 year is equivalent to 325 days. Similar to other carbon black or thermal processing manufacturing facilities, the ARC facility will be operated 24 hours/day producing 14,040,000 of carbon black annually (1800x24x325=14,040,000).

Sale of Steam and/or Hot Water

Steam and/or hot water can be sold to industry or greenhouse operators at the avoided cost.

We have had discussions with hydroponics greenhouse operators pertaining to a co-location of a greenhouse immediately adjacent to the Alliance showcase installation. Hydroponics greenhouses require vast amounts of hot water which is generally generated from the consumption of natural gas or fuel oil that fuel boilers within the greenhouse complex.

An ARC installation has the ability to recover heat from both the rubber to oil conversion and the generation of electricity. Several of the turn-key electrical generation systems identified by us are equipped with standard heat recovery technology capable of producing steam and/or hot water. The heat recovery equipment can be utilized to produce steam and/or heat hot water or can also heat an oil product. Ultimately, the distance from the greenhouse operation determines whether one uses hot water, steam or oil. Hot oil can retain heat longer and can be sent a greater distance than steam or hot water. The steam and/or hot water or heated oil can be transferred in an insulated piped to the adjacent greenhouse operation and subsequently put through a heat exchanger to heat the hot water reservoir maintained at the hydroponics operation.

The sale of heat to the greenhouse operator at their avoided cost of production less an appropriate discount can provide an additional source of revenue, although we have not factored revenues from the sale of heat into the Financial Projections.

Consulting Agreement with Mirador Consulting, Inc.

On January 14, 2004 we signed a one year consulting agreement with Mirador Consulting, Inc. to provide management consulting, business advisory, shareholder information and public relations and other related services as needed. Under this agreement we issued 200,000 shares of our restricted common stock to Mirador and 200,000 warrants exercisable. The 200,000 warrants are exercisable in the following manner: 100,000 at $5.00 per share and 100,000 at $7.50 per share. The 200,000 shares of restricted common stock and the shares of common stock underlying the warrants have been registered as part of this registration statement. In addition, we paid Mirador $4,000 a month during the term of the agreement. On January 14, 2005, we signed a new consulting agreement with Mirador which commenced on January 14, 2005 and terminates on January 14, 2006. Under this agreement, we agreed to issue an additional 300,000 shares of our restricted common stock to Mirador. The additional 300,000 shares are not being registered as part of this registration statement. We have also agreed to pay Mirador a monthly fee of $2,000.00 per month.

The payments were made in connection to their assistance formulating corporate finance strategies, assistance in finding an appropriate Auditor, assisting both we and the ARC Website developer in the preparation and presentation of graphics and text, and introductions to other individuals in a position to assist us including a market maker and financial analyst.

Mirador also coordinated meetings and discussions with broker dealers to assess their overall reation to the ARC business plan and subsequently made recommendations pertaining to the development of specific marketing material to be utilized in corporate finance presentations.

In the future, we will continue to utilize Mirador for both stock promotion and investor relations initiatives. A new engagement agreement for their continued assistance is being discussed at this time.

Intellectual Property

The necessary technology that is required for our operation is presently owned by Peter Vaisler. While employed by us, Mr. Vaisler will provide us with such technology at no cost to us until the end of his employment term. In the event Mr. Vaisler is no longer employed by us, the technology that he has provided to us may be used by us for a one time fee equal to the current replacement value of such technology determined by an engineer's opinion acceptable to both parties. We may terminate Mr. Vaisler's employment agreement for "cause." Either party may terminate the employment agreement with thirty (30) days prior written notice to the other party.

As a result of discussions with patent attorneys, we believe that the rubber to oil system components may be patentably distinct. However, we have also advised to treat the main rubber to oil system components as a "black box" and to seek patent protection on both the feed side and exhaust side of the process furnace immediately prior to going from final fabrication design to actual equipment fabrication. As a result of secrecy agreements with our consulting engineers and the overall system engineering team, all intellectual property developed as a result of their efforts are our property. In any event, we should not to proceed with patent protection or not be able to obtain patent protection, it is highly unlikely that our business would be negatively impacted. The length of time it would take a competitor to replicate and integrate the various system components would be lengthy. Raising the capital required to develop a competitive system would also be a lengthy process. During that period, we would have already established ourself in targeted markets.

We presently have no copyrights, patents or trademarks.

                                    EMPLOYEES


As of April 21, 2005, we have no employees. Peter Vaisler will become our first full-time employee when this registration statement is declared effective. We have no other firm commitments for employment. However, we expect to employ approximately 25 people on a full-time basis at our first installation and 6 employees to support corporate activities. We will employ additional people as we continue to implement our plan of operation. This will be undertaken as follows:


We will operate processing facilities as subsidiaries. Each subsidiary will be required to have the following fulltime employees:

General Manager                                      $ 75,000
Secretary                                            $ 30,000
Bookkeeper                                           $ 30,000
3 Shift Supervisor/System Operators                  $150,000
5 Machinery Operators                                $180,000
5 Production/Packaging                               $150,000
3 Maintenance Mechanics                              $120,000

Although the management team will be augmented by specific consultants to address technical, compliance and engineering issues, the ARC corporate offices will require a management team to support the installation, start-up, operations, sales of disposal services, product sales, and finance of the initial showcase facility and any subsequent installations, in addition to all corporate matters including regulatory and compliance issues.

Once the registration statement is declared effective, the President & CEO will initially augment the management team with CFO/Business Manager. Reporting to the President, the CFO/Business Manager will be responsible for corporate finances, regulatory and compliance matters and the overall day-to-day management of the corporate offices. Initially, the corporate offices will be located at the showcase installation as a matter of convenience. The entire Management Team will be focused on the equipment fabrication and installation, start-up, and operations of the showcase facility. At this time, an Executive Secretary will join the management team to assist both the President & CEO and the CFO/Business Manager. The next additions to the Management Team are VP Technology and the VP Marketing. Reporting to the President, the VP Technology having a background in a hydrocarbon related industry and the manufacturing of carbon products will head up the engineering team responsible for the completion of all system design, fabrication, installation, site development, software development, procurement and contract management. The VP Technology will co-ordinate the Company's engineering team of consultants and will work closely with the CFO/Business Manager to implement accounting policies and controls pertaining to the development and operations of the subsidiary showcase facility. The VP Marketing will be responsible for the development and implementation of a marketing campaign pertaining to the sale of disposal services to the existing infrastructure within the jurisdiction. The VP Marketing working in conjunction with VP Technology will also develop and implement campaigns related to the sale of the Company's various byproducts. In addition to the to the President & CEO, the corporate office staff during the construction and installation process are as follows:

CFO/Business Manager - $100,000 VP Technology - $85,000 VP Marketing - $85,000 Executive Secretary - $40,000

                             DESCRIPTION OF PROPERTY

At present, we do not own or lease any property. Our President, Mr. Vaisler uses various offices including, his home office and the offices of legal counsel at no cost to us.

There are no limitations pertaining to the use of Mr. Vaisler's home office. However, subsequent to the effective date of the registration statement, an office construction trailer will be moved to the selected site and the corporate office functions will be based there until such time as the showcase installation offices are complete. Upon completion of the showcase facility's offices, the corporate offices will be moved into the office area until such time as the facility is fully operational.

                                LEGAL PROCEEDINGS

We are not a party to any pending legal proceeding. We are not aware of any contemplated proceeding by a governmental authority. Also, no director, officer, or affiliate, any owner of record or beneficially of more than five percent of our outstanding common stock, or security holder, is a party to any proceeding in which he or she is a party adverse to us or has a material interest adverse to us.

                                   MANAGEMENT

DIRECTORS & EXECUTIVE OFFICERS

The following table sets forth information about our executive officers and directors.


Name                                     Age        Position
----                                     ---        --------
Peter Vaisler                            54         Director, President & CEO, Principal Financial Officer, and
                                                    Principal Accounting Officer

David Williams                           62         Director

Walter Martin                            62         Director

Peter Vaisler has been the President, CEO and Director of Alliance Recovery Corporation since inception November 2001. On February 11, 2005, he became our principal financial officer And principal accounting officer. Since 1995, Mr. Vaisler and a team of third party engineers and scientists have been working to develop the ARC Unit by integrating existing manufacturing and energy components into a single process system to thermally reduce waste rubber to a fuel oil for use as a feedstock to generate electricity. Using knowledge gleaned from research and development projects by several U.S. and international groups, Mr. Vaisler and his team applied existing chemical manufacturing processes to thermally reduce rubber to fuel oil for energy production. A by-product of the ARC thermal reduction of rubber to fuel oil is a commercial grade of carbon black. Mr.

Vaisler and his team also developed and implemented strategies related to site selection, regulatory affairs, permitting and communications with a view to refining the business concept to the point that installation of the ARC Unit could be accomplished in various U.S. jurisdictions. Mr. Vaisler managed the engineering team and coordinated design and fabrication activities addressing technical refinements to the integration of "off-the-shelf" system components that will be purchased by Alliance for the first installation.

From 1979 to 1985, Mr. Vaisler was a senior executive for Topaz Foods Limited based in St. Thomas, Ontario, Canada. He was responsible for project management with a Canadian food manufacturer coordinating the design, installation, and start-up of a new manufacturing process, including conveyance and packaging machinery innovations. As a Project Manager, Mr. Vaisler coordinated the activities of European based engineers & fabricators, and North American contractors in connection with the use of fractional evaporators for manufacture of fruit and berry concentrates.

From 1986 to 1989, Mr. Vaisler worked for Corporate Planning Consultants based in London, Ontario, Canada. He assisted in technology based industries and health care institutions with the commercialization of technological innovations. As part of his responsibilities, Mr. Vaisler initiated technical and business activities pertaining to biomedical waste disposal utilizing "state-of-the-art" incinerators. His interest in the thermal reduction of rubber waste to fuel oil commenced during this period in his career.

In November 1989, Mr. Vaisler joined Conjoint Export Services. As Director of International Trade Development for a Canadian and U.S. initiative, he provided export market management services to primarily technology based manufacturers seeking both export and import market growth. Mr. Vaisler commenced his activities pertaining to the development of the ARC Unit in 1994. Mr. Vaisler obtained a Bachelor of Arts degree from the University of Western Ontario in 1974.

David Williams has been our director since 2004. He has business experience in the area of Investment Management. Mr. Williams graduated from Bishops University in Quebec, Canada in 1963 with a Bachelor of Business Administration, gaining his Masters in Business Administration from Queens' University in Kingston, Ontario in 1964 and later was a recipient of a Doctor of Civil Laws from Bishops in 1996.

David Williams has been involved in the investment management business for over 30 years with experience in corporate finance. David began his career in the investment business as a bond and money market trader. From 1966, he acted as an investment analyst and portfolio manager with Hodgson, Roberton, Laing and Company, one of Canada's oldest investment counseling firms. Mr. Williams' responsibilities included; equity and fixed income analysis and management of personal investment portfolios. In 1966 David joined, and later became a senior partner of, Beutel Goodman and Company, a value management company dealing in equity and fixed income assets, with $30 million under management. Mr. Williams, along with several partners, successfully built the company to the point where it had $11.6 billion under management in 1993. David's responsibilities over the years have included managing substantial institutional portfolios as well as extensive marketing and client liaison work with many of the firms' most important clients demonstrating a large capacity for managing large portfolios. He ceased working for Beutel, Goodman and Company in December 1993. He has been managing Roxborough Holdings Limited since February 1994.

Mr. Williams currently includes charitable and special interests programs in his daily activities while remaining on the Board of Directors of such companies as:
Bennett Environmental Inc. (TSX listed) ) which specializes in thermal treatment of contaminated soil; MetroOne Telecommunications Inc. (NASDAQ listed) which provides major telephone companies with enhanced directory services; and ReFocus Group Inc. (OTC BB listed) which is a medical treatment device company specializing in vision disorders.

Mr. Williams' past directorships include: Drug Royalty Corporation Inc. which specializes in medical devices and pharmaceutical products; Equisure Financial Inc., a company involved in general and life insurance as well as financial planning; and Duff & Phelps LLC, a NASDAQ listed company with interest in middle market mergers and acquisitions.

Mr. Williams currently continues to manage Roxborough Holdings Ltd., a family owned private equity holding company which is an equity investor in a variety of private and public companies.

Walter Martin has been our director since 2004. Walter Martin brings more than two decades of corporate finance experience to the Company. Mr. Martin began his career with Versatile Investments before moving to Brightside Financial Corporation. In 1983 as one of three founders of Brightside Financial Mr. Martin helped built the Company to hold over 160 sales advisors administering over $1 Billion when it was sold to Assante Corporation. Mr. Martin continued to work for Assante Corporation after its buyout by Brightside until its full integration. From 1996 to the present, Mr. Martin has worked for Assante Corp., a financial planning firm based in Canada. He was a Vice President from 1996-2002, and a consultant from 2002 to the present. Mr. Martin currently sits as a member on the board of three companies in the software and mutual fund industries, as well as a charitable company serving refugees.

Our directors serve annual terms commencing January 1 of each year.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

Summary Compensation Table. The following table sets forth information concerning the annual and long-term compensation awarded to, earned by, or paid to the named executive officer for all services rendered in all capacities to our company, or any of its subsidiaries, for the years ended December 31, 2004, 2003 and 2002:


                           SUMMARY COMPENSATION TABLE

                                                                       Long-Term
                                 Annual Compensation                   Compensation
                       ---------------------------------------   -------------------------------------------
                                                                      Securities
                                                                                    Restricted    Securiites
Name and                                                          Other Annual      Stock         Underlying
Principal Position        Year        Salary*         Bonus       Compensation      Award(s)      Options
------------------------------------------------------------------------------------------------------------

Peter Vaisler (1)         2004      $ 250,000          -0-           -0-             -0-            -0-
CEO & President           2003      $ 250,000          -0-           -0-             -0-            -0-
                          2002      $ 250,000          -0-           -0-             -0-            -0-


* Represents non-salary compensation pursuant to Mr. Vaisler's consulting agreement with us.


(1) In 2005, Mr. Vaisler will also be entitled to compensation of $250,00 per year based on his consulting agreement with us.


Option Grants Table. The following table sets forth information concerning individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table during fiscal 2003 and 2004 to date.

                       OPTIONS GRANTS IN LAST FISCAL YEAR
                               (Individual Grants)

                      Number of securities Percent of total
                       underlying options    options granted to   Exercise or base
                       granted               employees in last    price              Expiration
Name                        (#)              fiscal year         ($/Share)           Date
-----------------------------------------------------------------------------------------
Peter Vaisler            -0-                  N/A                N/A                 N/A

Aggregated Option Exercises and Fiscal Year-End Option Value Table. The following table sets forth certain information regarding stock options exercised during fiscal 2003 and 2004 to date, by the executive officer named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

                                                           Number of
                                                          Securities         Value of
                                                          Underlying        Unexercised
                                                          Unexercised       In-the-Money
                                                            Options           Options
                                                           at Fiscal         at Fiscal
                                                          Year-End(#)       Year-End($)(1)
                                                         -------------      --------------
                 Shares acquired on                      Exercisable/       Exercisable/
Name                exercise (#)     Value realized ($)  Unexercisable      Unexercisable
------------------------------------------------------------------------------------------
Peter Vaisler      -0-                N/A                       -0-              -0-

Employment Agreement

We have a five-year employment agreement with Mr. Vaisler to act as our President and Chief Executive Officer on a full-time basis. The agreement will commence on the date that this SB-2 Registration Statement is declared effective by the SEC and will expire five years from such date. The annual base salary is $250,000 with additional cash compensation as defined in the agreement. He also receives an automobile allowance, and we shall use our best efforts to maintain Director's and Officer's liability insurance. We will also provide contributions to any self-directed employee benefit plan. While employed by us, Mr. Vaisler will provide us with certain technology at no cost to us until the end of the employment term. In the event Mr. Vaisler is no longer employed by us, the technology that he has provided to us may be used by us for a one time fee equal to the current replacement value of such technology determined by an engineer's opinion acceptable to both parties. We may terminate Mr. Vaisler's employment agreement for "cause." Either party may terminate the employment agreement with thirty (30) days prior written notice to the other party.

Consulting Agreement

We have a consulting agreement with Peter Vaisler, who is also our President and Chief Executive Officer. The consulting agreement calls for Mr. Vaisler to provide technology that he has developed for us, along with the use of his know-how and industry contacts to facilitate the realization of our business objectives. Mr. Vaisler will be paid U.S.$250,000 annually for his consulting services. The consulting agreement commenced on December 1, 2001 and expires on December 1, 2006. Upon the commencement of Mr. Vaisler's employment agreement set forth above (when this SB-2 registration statement is declared effective by the SEC), the consulting agreement shall terminate.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information derived from the named person, or from our corporate records , concerning the ownership of common stock as of April 21, 2005, of (i) each person who is known to us to be the beneficial owner of more than 5 percent of the common stock; (ii) all directors and executive officers; and (iii) directors and executive officers as a group:

Name and address of Beneficial Owner              Amount and Nature of      Percent of Total
                                                  Beneficial Ownership (3)     Ownership
------------------------------------------------- ------------------------- -----------------------

Peter Vaisler (1)                                    7,750,000                  42.18%
1133 St. Anthony Road

London, Ontario, Canada N6H 2P9


David Williams (2)                                   2,800,000                  15.24%
45 St. Claire Avenue West, Suite 1202

Toronto, ON M4V 1K9

Walter Martin                                          240,000                   1.31%
20 Sandpiper Ct.,
Elmira, ON N3B 3C5



Suzy Jafine (In Trust) (4)                           1,450,000                   7.89%
80 West Dr.

Brampton, ON L6T 3T6



Saul Brothers Partnership (5)                        1,450,000                   7.89%
2802 Sundown Ln., No. 210


Boulder, CO 80303


Duffy Herman & Tricia Morris                         1,450,000                   7.89%
1001 Kupulau Drive

Khei, HI 96753


Executive Officers and                              10,790,000                  58.73%
Directors as Group

(3 Person)

(1) Mr. Vaisler owns his shares through Emerald City Corporation, S.A., a corporation domiciled in Costa Rica.
(2) Mr. Williams owns his shares through Roxborough Holdings Limited, a corporation domiciled in Ontario, Canada.
(3) None of the shareholders listed above has any rights to options, warrants, rights, conversion privileges or any other similar obligations.
(4) The shares held by Suzy Jafine are not in a voting trust. (5) Saul Brothers Partnership is beneficially owned equally by Ron Saul, Richard Saul, Lawrence Saul and David Saul.

                              SELLING STOCKHOLDERS

All of the stock owned by all of the selling stock holders including David Williams, our director will be registered by the registration statement of which this prospectus is a part of. The selling stock holders may sell some or all of their shares immediately after they are registered. In the event that the selling security holders sell some or all of their shares, trading prices for the shares could fall below the offering price of the shares.

The selling stock holders shares may be sold or distributed from time to time by the selling stock holders or by pledges, donees or transfers of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers, dealers, or underwriters who may act solely as agents or may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be affected in one or more of the following methods:

-    ordinary broker transactions, which may include long and short sales,

- transactions involving cross or block trades in any securities or market where our common stock is trading,

- purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus, or through market makers or into an existing market for the common stock,

- in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,

- through transactions in swaps or other derivatives (whether exchange listed or otherwise), or

-    any combination of the foregoing, or by any other legally available means.

In addition, the selling stock holders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stock holders may also enter into opinion or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in their form of discounts, concessions or commissions from the selling stock holders and/or the purchasers of shares for whom such broker/dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The selling stock holders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2 (11) of the Securities Act 1933, and any commissions received by them and any profit realizing by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act 1933. Neither the selling stock holders or us can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stock holders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

We will not receive any proceeds from the sale of the shares of the selling stock holders pursuant to this prospectus. We have agreed to bear all expenses of the registration of the shares, including legal and accounting fees.

Name of Selling stockholder    Shares of         Percent of     Shares of the     Number of        Percent of
                               Common Stock      common         common stock to   shares owned     shares owned
                               owned prior to    shares owned   be sold in the    after the        after
                               Offering (2)      prior to the   offering          offering         offering(3)
                                                 offering
------------------------------ ----------------- -------------- ----------------- ---------------- --------------
Dora Vaisler (1)                    300,000           1.64%          300,000                  0            0

Liliana LaCavera                     35,100            .19%           35,100                  0            0

Filomena Meffe                      163,100            .89%          163,100                  0            0

1064055 Ontario Inc. c/o            220,500           1.20%          220,500                  0            0
William J. Daniel (5)

Suzy Jafine (in trust)            1,450,000           7.92%          200,000          1,250,000         6.08%

Saul Brothers Partnership (6)     1,450,000           7.92%          200,000          1,250,000         6.08%

Duffy Herman & Tricia Morris      1,450,000           7.92%          200,000          1,250,000         6.08%

Renzo Marrone                        22,050            .12%           22,050                  0            0

Aurelio Marrone                      22,050            .12%           22,050                  0            0

Jonah Murakami                       75,000            .40%           75,000                  0            0

Kenneth Hurrell                     100,000            .55%          100,000                  0            0

Robert Lisser                       360,000           1.97%          360,000                  0            0

Roxborough Holdings Limited       2,800,000          15.29%          400,000          2,600,000        12.64%
(4)
                                  8,447,800                        2,297,800
TOTAL


     (1)  Dora Vaisler is Peter Vaisler's mother.
     (2) Based on 18,309,156 shares issued and outstanding as of April 21, 2005.
     (3) Based on 21,185,658 shares issued and outstanding as of April20, 2005 assuming the exercise of the 2,876,502 warrants outstanding.

     (4) Roxborough Holdings Inc. is controlled by our director, David Williams. Roxborough holds 2,800,000 shares of our common stock and 200,000 warrants. We are registering 200,000 shares and 200, 000 shares issuable in connection with the conversion of his 200,000 warrants.
     (5)  William J. Daniel is the beneficial owner of 1064055 Ontario, Inc.

     (6) Saul Brothers Partnership is beneficially owned by Ron Saul, Richard Saul, Lawrence Saul and David Saul.


The following selling shareholders own an equal amount of warrants which entitle such shareholders to purchase one share of common stock for each warrant held. We are registering all the shares of our common stock held by the selling stockholders and common stock underlying each warrant held by the selling stockholders.

Name of Selling stockholder    Shares of          Percent of     Shares of the      Number of       Percent of
                               Common Stock         common      common stock to    shares owned    shares owned
                               owned prior to    shares owned    be sold in the     after the     after offering
                               Offering          prior to the       offering         offering
                                                 offering (2)
------------------------------ ----------------- -------------- ----------------- --------------- ---------------

Mirador Consulting Inc.(3)         200,000           1.10%           400,000             0               0

Brawley Cathers Limited (4)        100,000            .55%           200,000             0               0

John F. Hondzel                      7,000            .04%            14,000             0               0

Diane Carol Uptigrove               12,500            .07%            25,000             0               0

Paul Gordon Uptigrove               12,500            .07%            25,000             0               0

Peter Keegan                         4,000            .02%             8,000             0               0

Bruce W. Lyle                        1,500            .01%             3,000             0               0

Greg Steven & Elinor Lynn            4,000            .02%             8,000             0               0
Evans

Woyciech Dobkowski                   2,000            .01%             4,000             0               0

Paula M. Heard                       2,000            .01%             4,000             0               0

James  Coghlan                       5,000            .03%            10,000             0               0

Barbara Joan  Coghlan               11,000            .06%            22,000             0               0

Frederik John Schuringa              2,000            .01%             4,000             0               0

Grant Douglas McKinnell              4,000            .02%             8,000             0               0

Neil Douglas McKinnell               4,000            .02%             8,000             0               0

Ruby Chicks Investment Inc.(11)      5,000            .03%            10,000             0               0

Alfred Pettersen                     2,000            .01%             4,000             0               0

Harold E. Thomson                    4,000            .02%             8,000             0               0

Willie E. Wright                     2,000            .01%             4,000             0               0

Arlene Woolcox                       2,000            .01%             4,000             0               0

Nicolas M. Woolcox                   2,000            .01%             4,000             0               0

Christopher A. Woolcox               1,000            .01%             2,000             0               0

Shaun Woolcox                        2,000            .01%             4,000             0               0

Robert Orlo Woolcox                  2,000            .01%             4,000             0               0

Gordon O'Neil & Crystal Lee         12,500            .07%            25,000             0               0
Smith

                                       36


Steven Maste                         1,580            .01%             3,160             0               0

Gary Bernhard & Margaret Ann         6,000            .03%            12,000             0               0
Ostby

Gary Ostby                          13,000            .07%            26,000             0               0

Margaret Ostby                      13,000            .07%            26,000             0               0

Tina Raiche - Burchell               4,000            .02%             8,000             0               0

Randy & Diane Elms                   1,000            .01%             2,000             0               0

Michael F. Caputo                   21,000            .11%            42,000             0               0

874297 Ontario Ltd. (5)              5,000            .03%            10,000             0               0

Frank Toonders                       6,000            .03%            12,000             0               0

David Goodhand                       2,000            .01%             4,000             0               0

Czeslaw Landowski                    4,000            .02%             8,000             0               0

Diana Letourineau                    5,000            .03%            10,000             0               0

William J. Loyens                    2,500            .01%             5,000             0               0

John Peter Loyens                    9,000            .05%            18,000             0               0

Lynn Schmidt                         5,000            .03%            10,000             0               0

Jennifer Lamarche Schmalz            1,500            .01%             3,000             0               0

Lori Bowman                          2,000            .01%             4,000             0               0

Joyce Lamarche                       3,000            .02%             6,000             0               0

Robert G. Maloley                    6,000            .03%            12,000             0               0

Frank Melo                           5,000            .03%            10,000             0               0

Richard John Tusch                   7,000            .04%            14,000             0               0

Eleanor Lukings                      2,000            .01%             4,000             0               0

823284 Ontario Inc. (6)              7,920            .04%            15,840             0               0

Ron Swaddling                        5,000            .03%            10,000             0               0

Kareen L. Caputo                     5,000            .03%            10,000             0               0

Jane Gowing & Karen Faguy            5,000            .03%            10,000             0               0

Elliot Strashin                      3,000            .02%             6,000             0               0

Mary Dider                           3,000            .02%             6,000             0               0

Eagle Visions Securities           100,000            .55%           200,000             0               0
Corp. (13)

Donna Grills                        40,000            .22%            80,000             0               0

David John Fisher                   26,000            .14%            52,000             0               0

Jurek Gebczynski                    20,000            .11%            40,000             0               0

Rebecca McKinnon                    20,000            .11%            40,000             0               0

Jewan Naraine                      120,000            .66%           240,000             0               0

Geary Naraine                      120,000            .66%           240,000             0               0

Cridon Investments Limited(12)      40,000            .22%            80,000             0               0


                                       37


Daniel Carraro                      20,000            .11%            40,000             0               0

Ellis Burrows                       12,710            .07%            25,420             0               0

Lorna K. Benson                     20,000            .11%            40,000             0               0

Sheldon Earnest Benson              40,000            .22%            80,000             0               0

Donald Gerald Triebner              20,000            .11%            40,000             0               0

Lewis Martin                        40,000            .22%            80,000             0               0

Brian Carr                          45,000            .25%            90,000             0               0

Deborah J. Harris                    5,000            .03%            10,000             0               0

Peter G. Millar                      2,000            .01%             4,000             0               0

Christopher P. Arnot                 3,000            .02%             6,000             0               0

Henry Guetter                       24,000            .13%            48,000             0               0

Hank Van Burgsteden                  4,000            .02%             8,000             0               0

Boguslaw Dudziak                     4,000            .02%             8,000             0               0

Wim Van Burgsteden                  10,000            .05%            20,000             0               0

Donald Degraw                        4,000            .02%             8,000             0               0

Joseph A. Stachura                   4,000            .02%             8,000             0               0

Douglas Lloyd Smith                 10,000            .05%            20,000             0               0

Randy Stachura                       4,000            .02%             8,000             0               0

Steven Azmier and Susan             50,000            .27%           100,000             0               0
Vaisler

Robert John Shea                    40,000            .22%            80,000             0               0

Robert John Shea, in trust          10,000            .05%            20,000             0               0
for Matthew and Victoria Shea

Kevin Francis McFall                10,000            .05%            20,000             0               0

Narais N. Mangal                    10,000            .05%            20,000             0               0

Pamela Gowing                        1,000            .01%             2,000             0               0

Dr. Lance Appleford                 10,000            .05%            20,000             0               0

Andre Paul Lechner                  12,000            .06%            24,000             0               0

Douglas B. Lawrence                  3,000            .02%             6,000             0               0

Rod Robinson                       140,000            .76%           280,000             0               0

Elle Lee Inc.  (8)                   6,000            .03%            12,000             0               0

Shannon M. Pringle                  10,000            .05%            20,000             0               0

Joy A. Smith                         6,000            .03%            12,000             0               0

Richard  Tonita                     20,000            .11%            40,000             0               0

Grant Allan Grobman                 15,000            .08%            30,000             0               0

Salim Sitabkhan                     10,000            .05%            20,000             0               0



                                       38

Rashelle Babij                       7,587            .04%            15,174             0               0

Charles David Macdonald              8,000            .04%            16,000             0               0

Julie A. & Gary G. Sikorski          4,000            .02%             8,000             0               0

Glen D. Kilback                      6,000            .03%            12,000             0               0

John Burchell                        8,000            .04%            16,000             0               0

William Scott Machesney             10,000            .05%            20,000             0               0

1571469 Ontario Inc. c/o            20,000            .11%            40,000             0               0
Jamie Wilson (10)

Ronald A. Hillman                   31,000            .17%            62,000             0               0

Robert W. Hillman                   31,000            .17%            62,000             0               0

Karen Lee Degraw                     6,000            .03%            12,000             0               0

Nadene Anne McKinnell                6,000            .03%            12,000             0               0

Tony & Louise Van Wyngaarden        10,000            .05%            20,000             0               0

John D. Rumsam                       6,000            .03%            12,000             0               0

James Barry LaChance                 4,559            .02%             9,118             0               0

John D. Arlinghaus                   2,000            .01%             4,000             0               0

Envo Tech. Inc. (9)                 20,000            .11%            40,000             0               0

Randall Sinclair                     6,000            .03%            12,000             0               0

Pamela J. Boyd                      10,000            .08%            20,000             0               0
Equity Trust, Custodian FBO
Pamela Boyd IRA

Mark E. Wernet                       3,000            .02%             6,000             0               0

Cecilia Wernet                       2,000            .01%             4,000             0               0

1451624 Ontario Inc. (1(7)              -0-             0            382,573


TOTAL                            1,871,356                         3,742,712

The following selling shareholder only owns warrants which entitle such shareholder to purchase one share of common stock for each warrant held.


1451624 Ontario Inc. (1)(7)             -0-             0            765,146             0                0

Total                                   -0-                          765,146


(1) 1451624 Ontario Inc. owns -0- shares and 765,146 warrants convertible into 765,146 shares of our common stock. All of the shares underlying the warrants are being registered.
(2)  Based on 18,372,156 shares issued and outstanding as of April 21, 2005.
(3) Mirador Consulting Inc. is beneficially owned by Brian S. John and Richard Miller. Mirador Consulting Inc. has 200,000 warrants which are exercisable at the following prices: 100,000 at $5.00 per share and 100,000 at $7.50 per share.

(4) Brawley Cathers Limitedis beneficially owned by the following: Peter Aitken, Tom Bradbury, Murray Galloway, Cam Laidlaw, Jane Laidlaw, David Macdonald, Robin Matheson, David Stovel, Roger Warren, Karen Weir and Daniel C. Hardie.
(5)  874297 Ontario Ltd. is beneficially owned by Catherine Somerville.
(6)  823294 Ontario Inc. is beneficially owned by The Payne Family Trust.
(7) 1451624 Ontario Inc. is beneficially owned by David Goodband and The Payne Family Trust.
(8)  Elle Lee Inc. is beneficially owned by Michelle Hrga.
(9)  Envo Tech Inc. is beneficially owned by George Friesen and Norman-Lee
     Pulliam.
(10) 1571469 Ontario Inc. is beneficially owned by James F. Wilson.
(11) Ruby Chicks Investment Inc. is beneficially owned by the following: Kelly Smith, Arlene Woolcox, Susan Feagan, Emily Cieslinski, Marj Smith, Lori Lamarche-Bowman, Margaret Hammell, Diane Elms, Sandra Goodhand and Pat Duguid.

(12) Cridon Investments Limited is beneficially owned by Donald V. Crich.
(13) Eagle Vision Securities Corp. is beneficially owned by Kyle Wolfe.


                              PLAN OF DISTRIBUTION

The selling stockholders may effect the distribution of the shares in one or more transactions that may take place through block trades or ordinary broker's transactions, or through privately negotiated transactions, an underwritten offering, or a combination of any such methods of sale. Sales of shares will be made at market prices prevailing at the time or at negotiated prices. Selling stockholders may pay unusual and customary or specifically negotiated brokerage fees or commissions in connection such sales. We have agreed to pay registration expenses incurred in connection with this registration.

The aggregate proceeds to the selling stockholders from the sale of the shares will be the purchase price of our common stock sold less the aggregate agents' commissions and underwriters' discounts, if any. The selling stockholders and any dealers or agents that participate in the distribution of the shares may be deemed to be "underwriter" within the meaning of the Securities Act of 1933 (the "Act"), and any profit from the sale of shares by them and any commissions received by any such dealers or agents might be deemed to be underwriting discounts and commissions under the Act.

The selling stockholders will sell their common stock at the price of $.50 per share until our shares of common stock are quoted on the OTC Bulletin Board (or any other recognized exchange). Thereafter, the selling stockholders may sell their shares at prevailing market prices or privately negotiated prices.

Under the Securities Exchange Act of 1934, as amended, and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. Also, the selling security holders are subject to applicable provisions which limit the timing of purchases and sales of our common stock by the selling stockholders.

We have informed security holders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this registration statement, they are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or any other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished form ordinary trading efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of the security, except as specifically permitted by Rule 144 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the selling stockholders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock of the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling stockholders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

In order to comply with the securities laws of certain states, if applicable, the securities may be sold only through registered or licenses brokers or dealers. In addition, in certain states, the securities may not be sold unless they have been registered or qualified for sale in such state or any exemption from such registration or qualification requirement is available and the sale is made in compliance with the requirements.

We have agreed to indemnify the selling stockholders in certain circumstances, against certain liabilities arising under the Act. The selling stockholders have agreed to indemnify our directors and officers who sign the registration statement against certain liabilities, including liabilities arising under the Act.


Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have a five-year employment agreement with Peter Vaisler, our CEO and President, to act as our President and Chief Executive Officer on a full-time basis. The agreement will commence on the date that this SB-2 Registration Statement is declared effective by the SEC and will expire five years from such date. While employed by us, Mr. Vaisler will provide us with certain technology at no cost to us until the end of the employment term. In the event Mr. Vaisler is no longer employed by us, the technology that he has provided to us may be used by us for a one time fee equal to the current replacement value of such technology determined by an engineer's opinion acceptable to both parties. We may terminate Mr. Vaisler's employment agreement for "cause." Either party may terminate the employment agreement with thirty (30) days prior written notice to the other party.

We also have a consulting agreement with Mr. Vaisler. The consulting agreement calls for Mr. Vaisler to provide technology that he has developed for us, along with the use of his know-how and industry contacts to facilitate the realization of our business objectives. The consulting agreement commenced on December 1, 2001 and expires on December 1, 2006. Upon the commencement of Mr. Vaisler's employment agreement set forth above (when this SB-2 registration statement is declared effective by the SEC), the consulting agreement shall terminate.

                            DESCRIPTION OF SECURITIES

The following is a summary description of our capital stock and certain provisions of our certificate of incorporation and by-laws, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The following discussion is qualified in its entirety by reference to such exhibits.

GENERAL

Common Stock

As of April 21, 2005, we had 18,372,156, shares of $0.01 par value common stock were issued and outstanding. We are presently authorized to issue up to 100,000,000 shares of $0.01 par value common stock.

Holders of common stock are entitled to one vote for each share of common stock owned of record on all matters to be voted on by stockholders, including the election of directors. The holders of common stock are entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors, in its discretion, from funds legally available. The common stock has no preemptive or other subscription rights, and there are no conversion rights or redemption provisions. All outstanding shares of common stock are validly issued, fully paid and non-assessable.

Preferred Stock

We have no preferred stock authorized.

Warrants

As of April 21, 2005, we have 2,876,502 warrants outstanding. Each warrant entitles the warrant holder to one share of our common stock. The exercise price for 2,676,502 warrants is $1.00 per share. Mirador Consulting Inc. has 200,000 warrants which are exercisable at the following prices: 100,000 at $5.00 per share and 100,000 at $7.50 per share. We will receive proceeds from the exercise of the warrants.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

During the two most recent fiscal years and interim period subsequent to December 31, 2004, there have been no disagreements with Webb & Company, P.A., our independent auditor, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.


                                 TRANSFER AGENT

We intend to hire a transfer agent prior to the effectiveness of this registration statement.

                                     EXPERTS


The financial statements included in this prospectus have been audited by Webb and Company, P.A., Certified Public Accountant, independent auditors, as stated in their report appearing herein and elsewhere in the registration statement and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


                                  LEGAL MATTERS

The validity of our common shares offered will be passed upon for us by Anslow & Jaclin, LLP, 195 Route 9 South, Suite 204, Manalapan, New Jersey 07726.

                           HOW TO GET MORE INFORMATION

We have filed with the Securities and Exchange Commission in Washington, DC, a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the shares we are offering. Prior to the effective date of the registration statement we were not subject to the information requirements of the Securities Exchange Act of 1934. This prospectus does not contain all of the information set forth in the registration statement, as permitted by the rules and regulations of the SEC. Reference is hereby made to the registration statement and exhibits thereto for further information with respect to Source Atlantic, Inc. and the shares to which this prospectus relates. Copies of the registration statement and other information filed by Spurce Atlantic, Inc. with the SEC can be inspected and copied at the public reference facilities maintained by the SEC in Washington, DC at 450 Fifth Street, NW, Washington, DC 20549. In addition, the SEC maintains a World Wide Website that contains reports, proxy statements and other information regarding registrants such as Source Atlantic, Inc. that file electronically with the SEC at the following Internet address: (http:www.sec.gov).

                          ALLIANCE RECOVERY CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                              FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2004 AND 2003

                          ALLIANCE RECOVERY CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)



                                    CONTENTS


PAGE         1      REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE         2      BALANCE SHEETS AS OF DECEMBER 31, 2004 AND 2003

PAGE         3      STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31,
                    2004 AND 2003 AND FOR THE PERIOD FROM NOVEMBER 6, 2001
                    (INCEPTION) TO DECEMBER 31, 2004

PAGES        4      STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY FOR THE
                    PERIOD FROM NOVEMBER 6, 2001 (INCEPTION) TO DECEMBER 31,
                    2004

PAGE         5      STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31,
                    2004 AND 2003 AND FOR THE PERIOD FROM NOVEMBER 6, 2001
                    (INCEPTION) TO DECEMBER 31, 2004

PAGES      6 - 11   NOTES TO FINANCIAL STATEMENTS

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors of:
  Alliance Recovery Corporation
  (A Development Stage Company)

We have audited the accompanying balance sheets of Alliance Recovery Corporation (a development stage company) as of December 31, 2004 and 2003, and the related statements of operations, changes in stockholders' deficiency and cash flows for the two years then ended and from November 6, 2001 (inception) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Alliance Recovery Corporation (a development stage company) as of December 31, 2004 and 2003 and the results of its operations and its cash flows for the two years then ended and from November 6, 2001 (inception) to December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company is in the development stage with no operations, a stockholders' deficiency of $253,297, a working capital deficiency of $262,508 and used cash in operations from inception of $861,240. This raises substantial doubt about its ability to continue as a going concern. Management's plans concerning this matter are also described in Note 6. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.



WEBB & COMPANY, P.A.

Boynton Beach, Florida
April 6, 2005


                          ALLIANCE RECOVERY CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS
                        AS OF DECEMBER 31, 2004 AND 2003

                                 ASSETS
                                 ------

                                                                                            2004                 2003
                                                                                     -------------------   -----------------

CURRENT ASSETS
Cash                                                                               $             82,021  $         192,737

Property and Equipment, net                                                                       9,211               -
                                                                                     -------------------   -----------------

TOTAL ASSETS                                                                       $             91,232  $         192,737
------------                                                                         ===================   =================


                LIABILITIES AND STOCKHOLDERS' DEFICIENCY
                ----------------------------------------

CURRENT LIABILITIES
Accounts payable and accrued expenses                                              $            344,529  $         302,403
                                                                                     -------------------   -----------------

TOTAL CURRENT LIABILITIES                                                                       344,529            302,403

COMMITMENTS AND CONTINGENCIES                                                                     -                   -

STOCKHOLDERS' DEFICIENCY
 Common stock, $0.01 par value, 100,000,000 shares authorized,
    18,309,156 and 17,929,156 shares issued and outstanding,
    respectively
 Additional paid in capital                                                                   1,111,751            925,551
 Subscriptions receivable                                                                       (49,960)          (209,742)
 Deferred stock compensation                                                                     (4,158)              -
 Accumulated deficit during development stage                                                (1,494,021)        (1,004,766)
                                                                                     -------------------   -----------------
Total Stockholders' Deficiency                                                                 (253,297)          (109,666)
                                                                                     -------------------   -----------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                                     $             91,232  $         192,737
----------------------------------------------                                       ===================   =================



                 See accompanying notes to financial statements.


                          ALLIANCE RECOVERY CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
                                                                                                         The Period From
                                                                                                         November 6, 2001
                                                            For The Year Ended     For The,Year Ended    (Inception) to
                                                            December 31, 2004      December 31, 2003    December 31, 2004
                                                         --------------------   --------------------   ---------------------
OPERATING EXPENSES
Consulting fees                                        $             377,642  $            358,750   $            1,222,430
Professional fees                                                     55,728                18,115                  169,708
General and administrative                                            55,885                40,757                  101,883
                                                         --------------------   --------------------   ---------------------

TOTAL EXPENSES                                                       489,255               417,622                1,494,021
                                                         --------------------   --------------------   ---------------------

NET LOSS                                               $            (489,255) $           (417,622)  $           (1,494,021)
                                                         ====================   ====================   =====================

Net loss per share - basic and diluted                 $               (0.03)                (0.02)  $                (0.09)
                                                         ====================   ====================   =====================

Weighted average number of shares outstanding
during the period - basic and diluted                             18,028,234            17,169,843               17,194,814
                                                         ====================   ====================   =====================


                 See accompanying notes to financial statements.
                                        3

                          ALLIANCE RECOVERY CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY
                FOR THE PERIOD FROM NOVEMBER 6, 2001 (INCEPTION)
                              TO DECEMBER 31, 2004
                                                                                      Additional
                                                             Common Stock             Paid in      Subscription
                                                         Shares         Amount        Capital       Receivable
                                                       ----------     ----------     ----------     ----------

Common stock issued to founders for services
($0.01 per share)                                       8,410,000     $   84,100     $       --     $       --

Common stock issued for cash ($0.0137 per share)        7,687,800         76,878         28,186       (105,064)

Net loss for the period from November 6, 2001
 (inception) to December 31, 2001                              --             --             --             --
                                                       ----------     ----------     ----------     ----------

Balance, December 31, 2001                             16,097,800        160,978         28,186       (105,064)

Common stock with warrants issued for services
($0.50 per share)                                         112,710          1,127         55,228             --

Common stock issued for services ($0.50 per share)        100,000          1,000         49,000             --

Common stock with warrants issued for cash
($0.50 per share)                                         296,000          2,960        145,040             --

Collection of subscriptions receivable                         --             --             --         56,290

Net loss, 2002                                                 --             --             --             --
                                                       ----------     ----------     ----------     ----------

Balance, December 31, 2002                             16,606,510        166,065        277,454        (48,774)

Amortization of deferred compensation                          --             --             --             --

Common stock with warrants issued for cash
($0.50 per share)                                       1,322,646         13,226        648,097       (160,968)

Net loss, 2003                                                 --             --             --             --
                                                       ----------     ----------     ----------     ----------

BALANCE, DECEMBER 31, 2003                             17,929,156     $  179,291     $  925,551     $ (209,742)
--------------------------                             ==========     ==========     ==========     ==========

Common stock with warrants issued for cash
($0.50 per share)                                         180,000          1,800         88,200             --

Common stock with options issued for services
($0.50 per share)                                         200,000          2,000         98,000             --

Issuance of warrants for services                              --             --             --             --

Collection of subscription receivable                          --             --             --        159,782

Net loss, 2004                                                 --             --             --             --
                                                       ----------     ----------     ----------     ----------
BALANCE, DECEMBER 31, 2004                             18,309,156     $  183,091     $1,111,751     $  (49,960)
--------------------------                             ==========     ==========     ==========     ==========


                                                                       Accumulated
                                                                       Deficit During
                                                     Deferred Stock    Development
                                                      Compensation        Stage          Total
                                                       ----------      ----------      ----------

Common stock issued to founders for services
($0.01 per share)                                      $       --      $       --      $   84,100

Common stock issued for cash ($0.0137 per share)               --              --              --

Net loss for the period from November 6, 2001
 (inception) to December 31, 2001                              --        (104,933)       (104,933)
                                                       ----------      ----------      ----------

Balance, December 31, 2001                                     --        (104,933)        (20,833)

Common stock with warrants issued for services
($0.50 per share)                                         (27,083)             --          29,272

Common stock issued for services ($0.50 per share)        (16,667)             --          33,333

Common stock with warrants issued for cash
 ($0.50 per share)                                             --              --         148,000

Collection of subscriptions receivable                         --              --          56,290

Net loss, 2002                                                 --        (482,211)       (482,211)
                                                       ----------      ----------      ----------

Balance, December 31, 2002                                (43,750)       (587,144)       (236,149)

Amortization of deferred compensation                      43,750              --          43,750

Common stock with warrants issued for cash
($0.50 per share)                                              --              --         500,355

Net loss, 2003                                                 --        (417,622)       (417,622)
                                                       ----------      ----------      ----------

BALANCE, DECEMBER 31, 2003                             $       --     $(1,004,766)    $  (109,666)
--------------------------                             ==========      ==========      ==========

Common stock with warrants issued for cash
($0.50 per share)                                              --              --          90,000

Common stock with options issued for services
($0.50 per share)                                          (4,158)             --          95,842

Issuance of warrants for services                              --              --              --

Collection of subscription receivable                          --              --         159,782

Net loss, 2004                                                 --        (489,255)       (489,255)
                                                       ----------      ----------      ----------
BALANCE, DECEMBER 31, 2004                             $   (4,158)    $(1,494,021)       (253,297)
--------------------------                             ==========      ==========      ==========








                 See accompanying notes to financial statements.
                                        4


                          ALLIANCE RECOVERY CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS

                                                                                                       The Period From
                                                                                                       November 6, 2001
                                                          For The Year Ended     For The,Year Ended    (Inception) to
                                                           December 31, 2004      December 31, 2003    December 31, 2004
                                                         --------------------   --------------------   ---------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                               $             (489,255) $           (417,622)  $        (1,494,021)
Adjustments to reconcile net loss to net cash used
  in operating activities:
Stock issued for services                                              95,842                43,750               286,297
Depreciation expense                                                    1,955                  -                    1,955
Changes in operating assets and liabilities:
Accounts payable and accrued expenses                                  42,126                75,570               344,529
                                                         ---------------------   --------------------   ------------------
Net Cash Used In Operating Activities                                (349,332)             (298,302)             (861,240)
                                                         ---------------------   --------------------   ------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment                                    (11,166)                 -                  (11,166)
                                                         ---------------------   --------------------   ------------------
Net Cash Used In Investing Activities                                 (11,166)                 -                  (11,166)
                                                         ---------------------   --------------------   ------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
Cash overdraft                                                          -                    (9,316)                 -
Proceeds from issuance of common stock                                249,782               500,355               954,427
                                                         ---------------------   --------------------   ------------------
Net Cash Provided By Financing Activities                             249,782               491,039               954,427
                                                         ---------------------   --------------------   ------------------

NET INCREASE (DECREASE) IN CASH                                      (110,716)              192,737                82,021

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                      192,737                  -                     -
                                                         ---------------------   --------------------   ------------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD             $               82,021  $            192,737   $            82,021
                                                         =====================   ====================   ==================



                 See accompanying notes to financial statements.
                                        5

                          ALLIANCE RECOVERY CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2004 AND 2003

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

     (A)  Organization

          Alliance Recovery Corporation (a development stage company) (the "Company") was incorporated under the laws of the State of Delaware on November 6, 2001. The Company is developing resource recovery technologies and strategies to convert industrial and other waste materials into fuel oil, gases and other valuable commodities.

          Activities during the development stage include developing the business plan and raising capital.

     (B)  Use of Estimates

          In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

     (C)  Cash and Cash Equivalents

          For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. The Company at times has cash in excess of FDIC insurance limits and places its temporary cash investments with high credit quality financial institutions. At December 31, 2004, the Company did not have any balances that exceeded FDIC insurance limits.

     (D)  Property and Equipment

          Property and equipment are stated at cost, less accumulated depreciation. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is provided using the straight-line method over the estimated useful life of five years.

     (E)  Income Taxes

          The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. As of December 31, 2004 and 2003, the Company has a net operating loss carryforward of approximately $1,494,000 and $1,004,700, respectively, available to offset future taxable income through 2024. The valuation allowance at December 31, 2004 and 2003 was $507,967 and $351,645, respectively. The net change in the valuation allowance for the year ended December 31, 2004 was an increase of $156,322.

     (F)  Stock-Based Compensation

          The Company applies Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and Related Interpretations, in accounting for stock warrants issued to employees. Under APB No. 25, employee compensation cost is recognized when estimated fair value of the underlying stock on date of grant exceeds exercise price of the stock option. For stock options and warrants issued to non-employees, the Company applies Statements of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation, which requires the recognition of compensation cost based upon the fair value of stock warrants at the grant date using the Black-Scholes option pricing model.

     (G)  Loss Per Share

          Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, "Earnings Per Share." As of December 31, 2004 and 2003, common share equivalents were anti-dilutive and not used in the calculation of diluted net loss per share.

     (H)  Business Segments

          The Company operates in one segment and therefore segment information is not presented.

     (I)  Long-Lived Assets

          The Company accounts for long-lived assets under the Statements of Financial Accounting Standards Nos. 142 and 144 "Accounting for Goodwill and Other Intangible Assets" and "Accounting for Impairment or Disposal of Long-Lived Assets" ("SFAS No. 142 and 144"). In accordance with SFAS No. 142 and 144, long-lived assets, goodwill and certain identifiable intangible assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of evaluating the recoverability of long-lived assets, goodwill and intangible assets, the recoverability test is performed using undiscounted net cash flows related to the long-lived assets. (J) Recent Accounting Pronouncements

          Statement of Financial Accounting Standards ("SFAS") No. 151, "Inventory Costs - an amendment of ARB No. 43, Chapter 4"" SFAS No. 152, "Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67," SFAS No. 153, "Exchanges of Non-monetary Assets - an amendment of APB Opinion No. 29," and SFAS No. 123 (revised 2004), "Share-Based Payment," were recently issued. SFAS No. 151, 152, 153 and 123 (revised 2004) have no current applicability to the Company and have no effect on the financial statements.

NOTE 2 PROPERTY AND EQUIPMENT

          Property and equipment at December 31, 2004 and 2003 were as follows:

                                                      2004                    2003
                                                ------------------      -----------------
          Computer                           $            11,166     $             -
          Less accumulated depreciation                    1,955                   -
                                                ------------------      -----------------

                                             $             9,211     $             -
                                                ==================      =================

          During the year ended December 31, 2004 and 2003 and the period from November 6, 2001 to December 31, 2004, the Company recorded depreciation expense of $1,955, $0 and $1,955, respectively.

NOTE 3 STOCKHOLDERS' EQUITY

     (A)  Common Stock Issued to Founders

          During 2001, the Company issued 8,410,000 shares of common stock to founders for services with a fair value of $84,100 ($0.01 per share).

     (B)  Common Stock and Warrants Issued for Cash

          During 2001, the Company received subscriptions receivable of $105,064 for 7,687,800 shares of common stock ($0.0137 per share).

          During 2002, the Company received cash and subscriptions receivable of $148,000 for 296,000 units consisting of one share of common stock and one common stock warrant exercisable for a period of one year after an effective Registration Statement is approved at an exercise price of $1.00 ($0.50 per share).

          During 2003, the Company received cash and a subscription receivable of $661,323 for 1,322,646 units consisting of one share of common stock with one common stock warrant exercisable for a period of one year after an effective Registration Statement is approved at an exercise price of $1.00 ($0.50 per share).

          During the year ended December 31, 2004, the Company received cash of $90,000 for 180,000 units consisting of one share of common stock with one common stock warrant exercisable for a period of one year after an effective Registration Statement is approved at an exercise price of $1.00 per share ($0.50 per share).

          During the year ended December 31, 2004, the Company collected $159,782 of subscriptions receivable.

     (C)  Common Stock and Warrants Issued for Services

          During April 2002, the Company entered into an agreement with a consultant to provide services for a period of one year. The agreement called for compensation of 100,000 shares of common stock with a fair value of $50,000 based on recent cash offerings ($0.50 per share). The Company recorded $16,667 and $33,333 of consulting expense for the years ended December 31, 2003 and 2002, respectively.

          During May 2002, the Company entered into an agreement with a consultant to provide services for a period of two months. The agreement called for compensation of 12,710 units, each unit consists of one share of common stock and one common stock warrant exercisable at $1.00 per share for a period of two years. The units had a fair value of $6,355 based on recent cash offerings. The Company recorded consulting expense of $6,355 for the year ended December 31, 2002 ($0.50 per share).

          During July 2002, the Company entered into an agreement with a consultant to provide services for a period of one year. The agreement called for compensation of 100,000 units, each unit consists of one share of common stock and one common stock warrant exercisable at $1.00 per share for a period of two years. The units had a fair value of $50,000 based on recent cash offerings ($0.50 per share). The Company recorded $22,917 and $27,083 of consulting expense for the years ended December 31, 2003 and 2002, respectively.

          During January 2004, the Company entered into a consulting agreement with a consultant to provide management and public relations services. The agreement calls for the consultant to provide services for a period of one year and the consultant to receive: 200,000 shares of common stock warrants to purchase 100,000 shares of common stock at an exercise price of $5.00 for a period of three years, and an option to purchase 100,000 shares of common stock at an exercise price of $7.50 for a period of three years. The common stock has a fair value of $100,000 based on recent cash offerings and will be amortized over the life of the agreement ($0.50 per share). For the year ended December 31, 2004, the Company has recognized consulting expense of $95,842 under the agreement.

     (D)  Common Stock Warrants

          The Company issued 382,573 warrants during 2004, at an exercise price of $1.00 per share to a consultant for services. The fair market value of the warrants was estimated on the grant date using the Black-Scholes option pricing model as required under SFAS 123 with the following weighted average assumptions: expected dividend yield 0%, volatility 0%, risk-free interest rate of 3.5%, and expected warrant life of one year. The value was immaterial and therefore no expense was included in general and administrative expense at the grant date.

          In connection with the issuance of common stock units for cash and services, the Company has an aggregate of 2,493,929 and 1,731,356 warrants outstanding at December 31, 2004 and 2003, respectively. The Company has reserved 2,493,929 shares of common stock for the future exercise of the warrants at December 31, 2004.

     (E)  Amendment to Articles of Incorporation

          During 2004, the Company amended its Articles of Incorporation to provide for an increase in its authorized share capital. The authorized capital stock increased to 100,000,000 common shares at a par value of $0.01 per share.

NOTE 4 RELATED PARTY TRANSACTIONS

          See Notes 3 and 5.

NOTE 5 COMMITMENTS AND CONTINGENCIES

     (A)  Consulting Agreements

          During December 2001, the Company entered into an agreement with a consultant to serve as its interim President for a term of up to five years. The agreement called for annual compensation of $250,000. The agreement expires the earlier of December 2006 or on the effectiveness of an SB-2 Registration Statement (See Note 5(D)). The Company has accrued $308,162 and $300,143 under the agreement to the consultant at December 31, 2004 and 2003, respectively.

          During April 2002, the Company entered into an agreement with a consultant to provide services for a period of one year. The agreement called for compensation of 100,000 shares of common stock with a fair value of $50,000 based on recent cash offerings ($0.50 per share). The Company recorded $16,667 and $33,333 of consulting expense for the years ended December 31, 2003 and 2002, respectively.

          During May 2002, the Company entered into an agreement with a consultant to provide services for a period of two months. The agreement called for compensation of 12,710 units, each unit consists of one share of common stock and one common stock warrant exercisable at $1.00 per share for a period of two years. The units had a fair value of $6,355 based on recent cash offerings. The Company recorded consulting expense of $6,355 for the year ended December 31, 2002 ($0.50 per share).

          During June 2002, the Company entered into an agreement with a consultant to provide services for a period of one year. The agreement called for cash payments totaling $120,000. The Company recorded $55,000 and $65,000 of consulting expense for the years ended December 31, 2003 and 2002, respectively.

          During July 2002, the Company entered into an agreement with a consultant to provide services for a period of one year. The agreement called for compensation of 100,000 units, each unit consists of one share of common stock and one common stock warrant exercisable at $1.00 per share for a period of two years. The units had a fair value of $50,000 based on recent cash offerings. The Company recorded $27,083 and $22,917 of consulting expense for the years ended December 31, 2003 and 2002, respectively ($0.50 per share). The agreement was fully expensed as of December 31, 2003.

          During January 2004, the Company entered into a consulting agreement with a consultant to provide management and public relations services. The agreement calls for the consultant to provide services for a period of one year and the consultant to receive: 200,000 shares of common stock, monthly retainers of $4,000, warrants to purchase 100,000 shares of common stock at an exercise price of $5.00 for a period of three years, and an option to purchase 100,000 shares of common stock at an exercise price of $7.50 for a period of three years. The common stock has a fair value of $100,000 based on recent cash offerings and will be amortized over the life of the agreement ($0.50 per share) (See Note 6(A)).

     (B)  License Agreement

          Upon effectiveness of the employment agreement with our Chief Executive Officer and President, the Company will be entitled to use certain technology and know-how that is owned by our Chief Executive Officer and President royalty free until the end of the employment agreement. Upon termination of the employment agreement with the Chief Executive Officer and President, the Company has the right to license the technology for a one time fee. The license fee will be negotiated by the Company and the Chief Executive Officer and will equal the replacement value of such technology and will be determined with reference to the engineer's opinion dated March 6, 2002, a copy of which is attached to the employment agreement (See Note 5(A)).

     (C)  Employment Agreement

          During 2004, the Company entered into an employment agreement with a consultant to assume the position of Chief Executive Officer and President for a term of five years at an annual minimum salary of $250,000 with additional bonuses and fringe benefits. The agreement is to become effective upon the approval by the Securities and Exchange Commission on the SB-2 Registration Statement (See Note 5(A) and (B)).

NOTE 6 GOING CONCERN

          As reflected in the accompanying financial statements, the Company is in the development stage with no operations, a stockholders' deficiency of $253,297, a working capital deficiency of $262,508 and used cash in operations from inception of $861,240. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

          Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

NOTE 7 SUBSEQUENT EVENTS

     (A)  Consulting Agreement

          In January 2005, the Company entered into a consulting agreement with a consultant to provide management and public relations services. The agreement calls for the consultant to provide services for a period of one year and the consultant to receive compensation of $2,000 per month. In addition the Company sold the consultant 300,000 shares of common stock for cash proceeds of $300 and recorded the fair value of the common stock of $149,700. The fair value of the common stock will be recognized over the term of the agreement.

     (B)  Stock Issued for Cash

          In March 2005, the Company sold a total of 63,000 units consisting of one share of common stock and one warrant exercisable for a period of one year after an effective Registration Statement is approved at an exercise price of $1.00 ($1.00 per share) to four individuals for cash of $63,000.

                          ALLIANCE RECOVERY CORPORATION


                        6,805,858 SHARES OF COMMON STOCK


                                   PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

UNTIL _____________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

PART II-- INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware expressly authorizes a Delaware corporation to indemnify its officers, directors, employees, and agents against claims or liabilities arising out of such persons' conduct as officers, directors, employees, or agents for the corporation if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

The eighth article of our Certificate of Incorporation includes provisions to eliminate, to the fullest extent permitted by Delaware General Corporation Law as in effect from time to time, the personal liability of our directors for monetary damages arising from a breach of their fiduciary duties as directors. In addition, Article X of our bylaws states that every one of our directors, officers, employees, and agents shall be indemnified by us to the fullest extent permitted by law.

Item 25. Other Expenses of Issuance and Distribution.

The following table sets forth all the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.

SEC registration fee                          $   377.99
Legal fees and expenses (1)                   $50,000
Accounting fees and expenses (1)              $25,000
Miscellaneous and Printing fees(1)            $ 5,000
Total (1)                                     $80,377.99

(1) Estimated

Item 26. Recent Sales of Unregistered Securities.

On April 23, 2002, we issued 100,000 shares of our restricted common stock to Ken Hurrell for financial advisory consulting services. The issuance was valued at $.50 per share or $50,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Hurrell was a sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Hurrell had the necessary investment intent as required by
Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On May 1, 2002, we issued 12,710 shares of our restricted common stock to Ellis Burrows for marketing strategies and consulting services. The issuance was valued at $.50 per share or $6,355. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Burrows was a sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Burrows had the necessary investment intent as required by
Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On July 15, 2002, we issued 100,000 shares of our restricted common stock to Brawley Cathers Limited for resource recovery consulting services. The issuance was valued at $.50 per share or $50,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under
Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Brawley Cathers Limited was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in
Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Brawley Cathers Limited had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

From April 2002 through October 2002, we issued 296,000 shares of our restricted common stock to the following parties for cash consideration of $.50 per share:
Daniel Carraro - 20,000 shares; Cridon Investments - 40,000 shares; Eagle Visions - 100,000 shares; David Fisher - 26,000 shares; Jurek Gebczynski - 10,000 shares; Donna Grills - 40,000; Rebecca McKinnon - 20,000 shares; and Jewan Naraine - 20,000 shares. The issuances were valued at $.50 per share or $148,000 in the aggregate. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The above listed parties were sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the above listed parties had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

From January 2003 through December 2003, we issued 1,322,646 shares of our restricted common stock to the following parties for cash consideration of $.50 per share. Mirador Consulting, Inc. did not locate any of the purchasers listed on the table below. Mr. Vaisler, our officer and director, through his personal and business contacts, located all the purchasers set forth below:

                                              Date of                  Shares              Consideration
Investor                                      Purchase                 Purchased               Paid
--------                                      --------                 ---------               ----
Lorna Benson                                   1/1/2003                  20,000               $10,000
Sheldon Earnest Benson                         1/1/2003                  20,000                10,000
Donald Triebner                                1/1/2003                  20,000                10,000
Lewis Martin                                   1/1/2003                  40,000                20,000
Walter Martin                                  1/1/2003                  40,000                20,000
Michael Caputo                                 2/1/2003                   5,000                 2,500
John Hondzel                                   2/1/2003                   3,000                 1,500
John Hondzel                                   2/1/2003                   4,000                 2,000
Diane Uptigrove                                2/1/2003                  12,500                 6,250
Paul Uptigrove                                 2/1/2003                  12,500                 6,250
Peter Keegan                                   2/1/2003                   4,000                 2,000
Bruce W. Lyle                                  2/1/2003                   1,500                   750
Greg Steven & Elinor Evans                     2/1/2003                   4,000                 2,000
Woyciech Dobkowski                             2/1/2003                   2,000                 1,000
Paula M. Heard                                 2/1/2003                   2,000                 1,000
Barbara Joan Coghlan                           2/1/2003                   5,000                 2,500
James Coghlan                                  2/1/2003                   5,000                 2,500
Frederik John Schuringa                        2/1/2003                   2,000                 1,000
Grant Douglas McKinnell                        2/1/2003                   4,000                 2,000
Neil Douglas McKinnell                         2/1/2003                   4,000                 2,000
Ruby Chicks Investment, Inc.                   2/1/2003                   5,000                 2,500
Alfred Pettersen                               2/1/2003                   2,000                 1,000
Harold E. Thomson                              2/1/2003                   4,000                 2,000
Willie E. Wright                               2/1/2003                   2,000                 1,000
Arlene Woolcox                                 2/1/2003                   2,000                 1,000
Nicolas Woolcox                                2/1/2003                   2,000                 1,000
Christopher Woolcox                            2/1/2003                   1,000                   500
Shaun Woolcox                                  2/1/2003                   2,000                 1,000
Robert Orlo Woolcox                            2/1/2003                   2,000                 1,000
Gordon O'Neil & Crystal Smith                  2/1/2003                   5,000                 2,500
Steven Maste                                   2/1/2003                   1,580                   790
Gary Bernhard & Margaret Ostby                 2/1/2003                   6,000                 3,000
Tina Raiche - Burchell                         2/1/2003                   4,000                 2,000
Randy & Diane Elms                             2/1/2003                   1,000                   500
874297 Ontario Ltd.                            2/1/2003                   5,000                 2,500
Frank Toonders                                 2/1/2003                   1,000                   500
David Goodhand                                 2/1/2003                   2,000                 1,000
Czeslaw Landowski                              2/1/2003                   4,000                 2,000
Diana Letourineau                              2/1/2003                   5,000                 2,500
William J. Loyens                              2/1/2003                   2,500                 1,250
John Peter Loyens                              2/1/2003                   2,000                 1,000
Lynn Schmidt                                   2/1/2003                   5,000                 2,500
Jennifer Lamarche Schmalz                      2/1/2003                   1,500                   750
Lori Bowman                                    2/1/2003                   2,000                 1,000
Joyce Lamarche                                 2/1/2003                   3,000                 1,500
Robert G. Maloley                              2/1/2003                   6,000                 3,000
Frank Melo                                     2/1/2003                   5,000                 2,500
Richard John Tusch                             2/1/2003                   2,000                 1,000
Eleanor Lukings                                2/1/2003                   2,000                 1,000
823284 Ontario, Inc.                           2/1/2003                   7,920                 3,960
Ron Swaddling                                  2/1/2003                   5,000                 2,500
Kareen L. Caputo                               2/1/2003                   5,000                 2,500
Jane Gowing & Karen Faguy                      2/1/2003                   5,000                 2,500
Elliot Strashin                                2/1/2003                   3,000                 1,500
Mary Dider                                     2/1/2003                   3,000                 1,500
Mark Vernet                                   2/28/2003                   2,000                 1,000
Jewan Naraine                                  6/1/2003                  20,000                10,000
Michael Caputo                                 6/1/2003                   5,000                 2,500
Walter Martin                                  6/1/2003                 140,000                70,000
Brian Carr                                     6/1/2003                  45,000                22,500
Deborah J. Harris                              6/1/2003                   5,000                 2,500
Peter G. Millar                                6/1/2003                   2,000                 1,000
Christopher P. Arnot                           6/1/2003                   3,000                 1,500
Henry Guetter                                  6/1/2003                   8,000                 4,000
Hank Van Burgsteden                            6/1/2003                   4,000                 2,000
Boguslaw Dudziak                               6/1/2003                   4,000                 2,000
Wim Van Burgsteden                             6/1/2003                  10,000                 5,000
Donald Degraw                                  6/1/2003                   4,000                 2,000
Joseph A. Stachura                             6/1/2003                   4,000                 2,000
Douglas Lloyd Smith                            6/1/2003                  10,000                 5,000
Randy Stachura                                 6/1/2003                   4,000                 2,000
Steven Azmier & Susan Vaisler                  8/1/2003                  40,000                20,000

                                       46


Robert John Shea                               8/1/2003                  10,000                 5,000
Kevin Francis McFall                           8/1/2003                  10,000                 5,000
Douglas B. Lawrence                            10/1/2003                  3,000                 1,500
Gary Ostby                                     11/1/2003                  3,000                 1,500
Margaret Otsby                                 11/1/2003                  3,000                 1,500
Walter Martin                                  11/1/2003                 60,000                30,000
Robert John Shea                               11/1/2003                 30,000                15,000
Robert John Shea in trust for                  11/1/2003                 10,000                 5,000
Matthew & Victoria
Rashelle Babij                                 11/1/2003                  7,587                 3,793.50
Charles David MacDonald                        11/1/2003                  8,000                 4,000
Glen D. Killback                               11/1/2003                  6,000                 3,000
John Burchell                                  11/1/2003                  8,000                 4,000
James Barry LaChance                           11/1/2003                  4,559                 2,279.64
Richard John Tusch                             11/1/2003                  5,000                 2,500
John D. Arlinghaus                             11/1/2003                  2,000                 1,000
Envo Tech, Inc.                                11/1/2003                 20,000                10,000
Frank Toonders                                 11/1/2003                  5,000                 2,500
Randall Sinclair                               11/1/2003                  6,000                 3,000
Pamela J. Boyd                                 11/1/2003                 10,000                 5,000
Mark E. Wernet                                 11/1/2003                  3,000                 1,500
Gary Ostby                                     12/1/2003                 10,000                 5,000
Margaret Otsby                                 12/1/2003                 10,000                 5,000
Geary Naraine                                  12/1/2003                 80,000                40,000
Jewan Naraine                                  12/1/2003                 80,000                40,000
Sheldon Earnest Benson                         12/1/2003                 20,000                10,000
Henry Guetter                                  12/1/2003                 16,000                 8,000
Steven Azmier & Susan Vaisler                  12/1/2003                 10,000                 5,000
Andre Paul Lechner                             12/1/2003                 12,000                 6,000
Pamela Gowing                                  12/1/2003                  1,000                   500
Narais N. Mangal                               12/1/2003                 10,000                 5,000
Elle Lee, Inc.                                 12/1/2003                  6,000                 3,000
Shannon M. Pringle                             12/1/2003                 10,000                 5,000
Joy A. Smith                                   12/1/2003                  6,000                 3,000
Jodie Tonita                                   12/1/2003                  6,000                 3,000
Global Partners, Inc.                          12/1/2003                 14,000                 7,000
Grant Allan Grobman                            12/1/2003                 15,000                 7,500
Salim Sitabkhan                                12/1/2003                 10,000                 5,000
Julie A. & Gary G. Sikorski                    12/1/2003                  4,000                 2,000
William Scott Machesney                        12/1/2003                 10,000                 5,000
Michael Caputo                                 12/1/2003                 11,000                 5,500
1571469 Onatario Inc. c/o Jamie Wilson         12/1/2003                 20,000                10,000
Ronald A. Hillman                              12/1/2003                 31,000                15,500
Robert W. Hillman                              12/1/2003                 31,000                15,500
Karen Lee Degraw                               12/1/2003                  6,000                 3,000
John Peter Loyens                              12/1/2003                  7,000                 3,500
Barbara Joan Coghlan                           12/1/2003                  6,000                 3,000
Nadene Anne McKinnell                          12/1/2003                  6,000                 3,000
Gordon O'Neil & Crystal Smith                  12/1/2003                  7,500                 3,750
Tony & Louise Van Wyngaarden                   12/1/2003                 10,000                 5,000
John D.Rumsam                                  12/1/2003                  6,000                 3,000

The issuances were valued at $.50 per share or $661,323 in the aggregate. Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The above listed parties were sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the above listed parties had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On January 14, 2004, we issued 200,000 shares of our restricted common stock to Mirador Consulting, Inc. for consulting services. The issuance was valued at $.50 per share or $100,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mirador Consulting, Inc. was a sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mirador Consulting, Inc. had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

From January 2004 through June 2004, we issued 180,000 shares of our restricted common stock to the following parties for cash consideration of $.50 per share:
Lance Appleford - 10,000 shares; Rod Robinson - 140,000 shares; Jurek Gebczynski
- 10,000 shares; and Jewan Naraine - 20,000 shares. The issuances were valued at $.50 per share or $90,000 in the aggregate. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under
Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The above listed parties were sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in
Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the above listed parties had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

In March 2005, we issued 63,000 shares of our restricted common stock to the following parties for cash consideration of $1.00 per share: Robert Shea - 10,000 shares; John Knecht - 25,000 shares; Brian Carr - 20,000 shares; Glen Coppleston - 8,000 shares. Messrs. Shea and Carr are our present shareholders; Mr. Knecht is the father-in-law of Mr. Vaisler, our officer and director; and Mr. Coppleston is a personal friend of Mr. Vaisler. The issuances were valued at $1.00 per share or $63,000 in the aggregate. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under
Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The above listed parties were sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in
Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the above listed parties had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Each of these shareholders was a sophisticated investor and had access to information regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transactions.

ITEM 27.  EXHIBITS AND FINANCIAL  STATEMENT  SCHEDULES.

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

EXHIBIT   DESCRIPTION

3.1       Certificate  of   Incorporation   and  Amendments *
3.2       By-Laws *
5.1       Opinion  and  Consent of  Anslow  &  Jaclin, LLP
10.1      Peter Vaisler Employment Agreement *
10.2      Peter Vaisler Consulting Agreement *
10.3      2004 Mirador Consulting, Inc., Consulting Agreement *
10.4      2005 Mirador Consulting, Inc., Consulting Agreement
23.1      Consent of Webb and Company P.A., Certified  Public  Accountants.
24.1      Power of Attorney (included on signature page of Registration
          Statement)

* Filed with the original Form SB-2 on December 27, 2004 (SEC File # 333-121659)

Item 28. Undertakings.

(A)  The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B)  Undertaking Required by Regulation S-B, Item 512(e).

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(C) Undertaking Required by Regulation S-B, Item 512(f)


The undersigned Registrant hereby undertakes that, (1)for purposes of determining any liability under the Securities Act of 1933, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declares it effective ; (2) for purposes od determining liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities. .

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroe, State of Michigan on the 21st day of April, 2005.


ALLIANCE RECOVERY CORPORATION

By: S/S PETER VAISLER
----------------------------------
PETER VAISLER
Chairman of the Board of Directors,
President, Chief Executive Officer,
Principal Financial Officer and
Principal Accounting Officer


                               POWER OF ATTORNEY

The undersigned directors and officers of Alliance Recovery Corporation hereby constitute and appoint Peter Vaisler, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any them, or their substitutes, shall lawfully do or cause to be done by virtue thereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE               TITLE                                 DATE

/S/ PETER VAISLER       Chairman of the Board of Directors    April 21, 2005
PETER VAISLER           Chief Executive Officer, President
                        Principal Financial Officer and
                        Principal Accounting Officer



/S/ DAVID WILLIAMS      Director                              April 21, 2005
DAVID WILLIAMS



/S/ WALTER MARTIN       Director                              April 21, 2005
WALTER MARTIN